Exhibit 10.1

DASH MEDICAL HOLDINGS, LLC

SUBSCRIPTION AGREEMENT

1. Subscription. The undersigned (the “Investor”) hereby tenders this Subscription Agreement (this “Agreement”) to DASH Medical Holdings, LLC, a Delaware limited liability company (the “Company”), to purchase the number of Class A Units of the Company set forth on the signature page below (the “Class A Units”). The Investor must complete, execute and submit (as the case may be) the following to the Company on or before the date hereof:

(a) A duly executed copy of this Agreement;

(b) A duly executed Joinder Agreement in the form attached hereto as Exhibit A to the Limited Liability Company Agreement of the Company (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LLC Agreement”), which LLC Agreement is attached hereto as Exhibit B (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement);

(c) A duly executed Investor Suitability Questionnaire in the form attached hereto as Exhibit C; and

(d) A wire transfer (or if approved by the Company in its sole discretion, a certified check) of immediately available funds in the amount of the total number of Class A Units being subscribed multiplied by the purchase price of $1,000 per Class A Units (the “Subscription Funds”). The Investor shall provide the Subscription Funds to the Company pursuant to the payment instructions provided separately to Investor by the Company in writing. Deposit of Subscription Funds to the Company pursuant to such payment does not constitute the Company’s acceptance of a subscription. The Investor acknowledges that this subscription shall not become effective until it has been properly executed by the Investor and accepted by the Company. The Company may reject subscriptions, in whole or in part, for any reason, and may limit the number of subscriptions accepted.

2.  DASH OpCo Acquisition. The Investor acknowledges that the Subscription Funds are expected to be used by the Company for the expenses associated with the formation of the Company, the offering of the Class A Units and any additional classes of units, to purchase the equity of DASH Holding Company, Inc., a Delaware corporation (“DASH Holding Company”), which would then in turn be used primarily to fund the purchase of the equity interests of DASH Medical Gloves, LLC, a Wisconsin limited liability company (“DASH Medical Gloves”), which shall become a wholly owned subsidiary of the DASH Holding Company, pursuant to an Equity Purchase Agreement to be entered into after the date hereof by and among the DASH Holding Company, DASH Medical Gloves and certain other parties thereto (the “Transaction”), to pay certain Transaction Expenses, and for such other purposes as determined by the Board from time to time.

3. Representations, Warranties and Covenants of the Investor. The Investor represents, warrants and covenants to the Company, as of the date hereof and as of the Company’s acceptance of this subscription, as follows:

(a) Authority. The Investor has full legal capacity, power and authority to (i) execute and deliver this Agreement and the LLC Agreement and to perform its obligations hereunder and thereunder, and (ii) subscribe for the Class A Units.

(b) Investment.

(i) The Investor is acquiring the Class A Units solely for the account of the Investor, for investment, and not on behalf of other Persons or with the view to the distribution or resale thereof.

(ii) The Investor is not relying on any communication, written or oral, of the Company or any of its Affiliates as investment advice or as a recommendation to acquire the Class A Units and has made its own independent decision that the investment in the Class A Units is suitable and appropriate for the Investor.

(iii) The Investor has considered the risks associated with an investment in the Class A Units, including, but not limited to, those set forth in the document entitled “Risk Factors” attached hereto as Exhibit D. No representations or warranties have been made concerning the success of the business of the Company or DASH Medical Gloves or the potential profit of an investment in the Company, and the Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Class A Units or made any finding or determination concerning the fairness or advisability of this investment or the acquisition of the Class A Units.

(iv) The Investor understands that the Class A Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor understands that the Company is under no obligation to effect any such registration with respect to the Class A Units or to file for or comply with any exemption from registration.

(v) The Investor represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act, as set forth in the Investor Suitability Questionnaire, attached hereto as Exhibit C, upon which the Company may rely in determining whether to consent to the purchase by the Investor of Class A Units under this Agreement.

(c) Investor Qualification. The Investor (i) has such knowledge, sophistication and experience in financial and business matters, including knowledge and experience in similar investments, that it is capable of evaluating the merits and risks of its investment in the Class A Units, (ii) is able to bear any loss associated with an investment in or acquisition of the Class A Units and at the present time could afford a complete loss of such investment and (iii) has no need for liquidity in its investment in the Class A Units.

(d) Illiquidity and Transferability of the Class A Units. The Investor acknowledges the illiquidity of the Class A Units. The Investor further acknowledges that, due to the fact that the Class A Units will not be registered under the Securities Act, or state securities laws, transfer of the Class A Units is significantly limited. Therefore, the Investor does not expect to be able to transfer its Class A Units and must bear the economic risk for an indefinite period of time. The Investor will not sell, hypothecate or otherwise transfer the Class A Units unless (i) registered under the Securities Act and applicable state securities laws, or (ii) in the opinion of counsel, concurred in by counsel to the Company, an exemption from the registration requirements of the Securities Act and such state laws is available, and in all cases only in accordance with the LLC Agreement. Furthermore, the Investor understands that any certificates evidencing the Class A Units will bear an appropriate legend restricting the sale, hypothecation, or other transfer of said Class A Units, and the transfer records of the Company will contain appropriate notations of such transfer restrictions.

(e) Access to Data. The Investor is familiar with the business and financial condition and operations of the Company, DASH Holding Company, and DASH Medical Gloves, and the Investor has had access to such information concerning the Transaction, the Company, DASH Holding Company, DASH Medical Gloves and the Class A Units as it deems necessary to enable it to make an informed investment decision concerning the purchase or acquisition of the Class A Units. The Investor has had the opportunity to meet with the officers and directors of the Company to ask questions and obtain material and relevant information regarding the Transaction, the Company, DASH Holding Company, DASH Medical Gloves and the Class A Units, enabling the Investor to make an informed investment decision.

(f)  No Guarantee. The Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Class A Units, or (ii) made any representation to such Investor regarding the legality of an investment in the Class A Units under applicable legal investment or similar laws or regulations.

(g) No “Bad Actor” Disqualifications. Neither the Investor nor any affiliate of the Investor who could stand as beneficial owner of the Class A Units is subject to any of the “Bad Actor” disqualifications described in the Securities Act Rule 506(d)(1) subsections (i) through (viii).

(h) LLC Agreement. The Investor acknowledges and agrees that all Class A Units are subject to the LLC Agreement, including, without limitation, the restrictions on Transfer set forth therein.

(i) Residence. The Investor has its domicile, principal place of business or principal office at the address set forth on the signature page hereto and has no present intention of relocating such domicile, principal place of business or principal office to any other state or jurisdiction.

(j)  Survival of Subscription. The Investor acknowledges and agrees that except as otherwise provided herein, it is not entitled to cancel, terminate or revoke this subscription or any agreements of the Investor hereunder, and such subscription shall survive (i) changes in the information described in the Project Brewer — Opportunity Overview February 2021 Presentation (the “Presentation”), which in the aggregate are not material or which are contemplated by the Presentation and (ii) the death or disability of the Investor; provided, however, that if the Company shall not have accepted this subscription, or if the Transaction does not close, all agreements of the Investor hereunder shall be canceled and this Agreement will be returned to the Investor together with all monies paid herewith (without interest).

(k) No Representations or Warranties. The Investor acknowledges and agrees that the Company has not made and does not make any express or implied representations or warranties whatsoever, either written or oral or at law or in equity, and the Company disclaims all liability and responsibility for any representation, warranty, covenant, agreement, or statement made or information communicated (orally or in writing) to the Investor (including any information or advice which may have been provided to the Investor or any of the Investor’s affiliates by any director, officer, manager, member, legal counsel, or other agent, consultant or representative of the Company).

(l) No General Advertising. The Investor acknowledges that neither the Company nor any person acting on behalf of the Company, offered the Class A Units by means of any form of general advertising, such as media advertising or seminars.

(m)  No Broker’s Fee or Other Remuneration. The Investor has not dealt with any broker or other person who could claim a broker’s fee or other remuneration with regard to any purchase of the Class A Units.

4. Miscellaneous.

(a)  Notices. All notices, payment requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or to the electronic mail address contained in the Company records (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4(a)).

If to the Company:

DASH Medical Holdings, LLC

c/o DASH Medical Gloves, LLC

9635 South Franklin Drive

Franklin, WI 53132

Attention: Joseph Kubicek

Email: joekubicek@icloud.com

Attention: Randy Paulson

Email: rpaulson@odysseyinvestment.com

(b) Successors and Assigns. Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of the Investor and the Company.

(c) Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(d) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

(e) Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(f)  Submission to Binding Arbitration. In the event of any claim or controversy arising out of or relating to this Agreement, or a breach thereof, the parties shall attempt to settle such dispute by mediation administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”). Such mediation shall take place in Chicago, Illinois unless otherwise agreed to in writing by the parties. If settlement is not reached within thirty (30) days after the service of written demand for mediation, any unresolved dispute shall be settled by arbitration, administered by JAMS pursuant to its Comprehensive Rules and Procedures for Arbitration by one (1) independent and impartial arbitrator and shall take place in Chicago, Illinois. If the parties cannot agree on an arbitrator within ten (10) days after the end of the mediation period, JAMS shall appoint one. Judgment upon any award rendered in arbitration shall be binding on the parties and may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award attorneys’ fees and other reasonable costs of arbitration to the prevailing party. Otherwise, each party shall bar its own costs and attorneys’ fees and shall share equally in the fees and expenses of the arbitrator. The parties shall keep confidential and not disclose to any third party that any such dispute has occurred or the resolution thereof.

(g) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(h) Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement between the parties hereto and supersede any prior understandings or agreements among them respecting the subject hereof.

(i) Fees and Expenses. In the event either party hereto engages an attorney to bring an action to enforce or construe this Agreement or to collect upon or enforce any judgment based hereon in any court, including bankruptcy court, courts of appeal or arbitration proceedings, the non-prevailing party in such action shall pay the prevailing party the prevailing party’s actual, reasonable attorneys’ fees and expert witness fees and costs in addition to any other relief granted.

(j) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. A facsimile, portable document format (.pdf) or other electronic signature of this Agreement shall be as effective as an original.

(k) Counsel for Company. This Agreement has been drafted by Godfrey & Kahn, S.C. (“G&K”), as counsel for the Company. Each Investor acknowledges and agrees that G&K has not represented any Investor in any way in connection with this Agreement and each such Investor has had the opportunity to seek advice of independent legal counsel.

[Signature page follows]

I have read, understand, had all of my questions answered and agree to be bound by the terms of this Subscription Agreement.

Total purchase price of Class A Units (# of Class A Units times $1,000) = $ 2,400,000

Total number of Class A Units = 2.400

Dated this 1st day of March, 2021.

If an individual, sign here:	If an entity, sign here:

B. Riley Principal Investments, LLC
Signature of Individual	Print Name of Entity
Print Name:
	By:	/s/ Phillip J. Ahn
	Print Name:	Phillip J. Ahn
	Title:	CFO

If an individual or entity, complete the following:

Address:	11100 Santa Monica Blvd. Suite 800
Los Angeles, CA 90025
Phone:	310-966-1444
E-mail:	pahn@bri1eyfin.com
State:

Social Security or Taxpayer I.D. No.:

[Signatures continue on the following page]

ACCEPTED this 1[s]t day of March, 2021.

DASH Medical Holdings, LLC

By:	/s/ Joseph Kubicek
Name:	Joseph Kubicek
Title:	Authorized Representative

By:	/s/ Randy Paulson
Name:	Randy Paulson
Title:	Authorized Representative

Exhibit A

Joinder Agreement

See attached.

JOINDER TO LIMITED LIABILITY COMPANY AGREEMENT

This Joinder to Limited Liability Company Agreement (this “Joinder Agreement”), dated as of March 1, 2021, is by and between DASH Medical Holdings, LLC, a Delaware limited liability company (the “Company”) and the undersigned Unitholder of the Company (the “Investor”). Capitalized terms used in this Joinder Agreement without definition shall have the meanings assigned to them in the Limited Liability Company Agreement of the Company dated effective on or about March 1, 2021, as may be amended from time to time in accordance with the terms thereof (the “LLC Agreement”).

RECITALS

WHEREAS, the Investor subscribed for and purchased that certain number of Class B Units of the Company (the “Subject Units”) pursuant to the Investor’s Subscription Agreement previously executed and delivered to the Company; and

WHEREAS, the Investor has agreed, as condition to the Company’s acceptance of the Investor’s subscription and purchase of the Subject Units, to be bound by the provisions of the LLC Agreement with respect to the Subject Units and any Units hereafter acquired of any class or series, and the Investor desires to set forth its understanding in that regard in this Joinder Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the Investor and the Company hereby agree as follows:

1.	Investor Bound by LLC Agreement. By execution of this Joinder Agreement, the Investor hereby agrees, expressly for the benefit of the Investor, the Company and the Company’s other Members and Permitted Transferees existing from time to time, with respect to the Subject Units and any and all other Units hereafter acquired of any class or series, that (i) the Investor has received and reviewed a copy of the LLC Agreement, and (ii) the Investor shall, by execution of this Joinder Agreement and without any further notice or action of any kind, become a party to the LLC Agreement and thereby irrevocably bound by the provisions thereof to the same extent as if the Investor had been an original signatory thereto.

2.	Entire Agreement; Amendment. This Joinder Agreement and the LLC Agreement constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. This Joinder Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by both parties hereto.

3.	Successors and Assigns. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their Permitted Transferees, but no party to this Joinder Agreement may assign this Joinder Agreement or any of his, her or its right, interests or obligations hereunder without the consent of the other parties hereto.

4.	Governing Law. This Joinder Agreement and the rights of the parties hereunder shall in all respects be governed by and interpreted, construed and determined in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

5.	Severability. The parties agree that if any provision of this Joinder Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

6.	Counterparts. This Joinder Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. A facsimile, portable document format (.pdf) or other electronic signature of this Agreement shall be as effective as an original.

[Signatures follow.]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to LLC Agreement to be effective as of the date first written above.

INVESTOR:

If an individual, sign here:	If an entity, sign here:

Signature of Individual	Print Name of Entity
Print Name:
By:
Print Name:
Title:

COMPANY:

DASH MEDICAL HOLDINGS, LLC

By:
Name:	Joseph Kubicek
Title:	Authorized Representative

By:
Name:	Randy Paulson
Title:	Authorized Representative

Exhibit B

LLC Agreement

See attached.

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of March 1, 2021, is entered into by and among DASH Medical Holding, LLC, a Delaware limited liability company (the “Company”), each of the Members who becomes a party hereto by signing a counterpart to this Agreement or executing a Joinder Agreement (each an “Member” and, collectively, the “Members”), and each other Person who after the date hereof acquires membership interests of the Company and agrees to become a party to this Agreement as a “Member” or “Management Member” by executing a Joinder Agreement. The Members and the Management Members and their respective Permitted Transferees are each referred to herein as a “Member” and, collectively, the “Members”.

RECITALS

WHEREAS, the Company was formed in the State of Delaware on February 19, 2021, by filing the Certificate of Formation, for the purpose of accumulating equity capital contributions which are intended to be used to acquire all of the issued and outstanding equity securities of DASH Medical Gloves, LLC, a Wisconsin limited liability company (“DASH”);

WHEREAS, in furtherance thereof, (a) Company has caused the formation of DASH Holding Company, Inc., a Delaware corporation and wholly-owned subsidiary of Company classified as a “C-corporation” for federal income tax purposes within the meaning of the Code (“Holdings Intermediate”), and (b) Company intends to cause Holdings Intermediate to execute and deliver that certain Equity Purchase Agreement on or about March 2, 2021 (the “Purchase Agreement”), pursuant to which, among other things, Holdings Intermediate would, upon the consummation of the transactions contemplated therein, among other things, purchase all of the issued and outstanding equity securities of DASH;

WHEREAS, in preparation for the closing of the transactions contemplated by the Purchase Agreement, the Members have subscribed for Company’s Class A Units and Class B Units, pursuant to those certain Member Subscription Agreements;

WHEREAS, the holders of the Class A Units and the Class B Units have agreed that Company will issue Class C Units to the Lead Investors, as a profits interest, which will entitle the Lead Investors to receive a percentage share of Company’s distributable cash attributable to the Class A Units on the terms and conditions set forth herein; and

WHEREAS, the Company and the Members now desire to enter into this Agreement to set forth their understanding and agreement as to the Units and their ownership thereof (including the Rollover Equityholders) and their respective Permitted Transferees from time to time, including the voting, tender and transfer of such Units under the circumstances set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. When used in this Agreement with initial capital letters, the following terms shall have the following meanings:

“Affiliate” means with reference to any Person, another Person controlled by, under the control of or under common control with, that Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through ownership of Units or otherwise.

“Agreement” has the meaning set forth in the opening paragraph of this Agreement.

“Board” means the Board of Directors of the Company as constituted from time to time in accordance with this Agreement.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, except as follows:

(1) The initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of the asset, as reasonably determined by the Board of Directors;

(2) The Book Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board of Directors, as of the following times: (a) the acquisition of additional Units by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of the Company’s property as consideration for Units if the Board of Directors reasonably determines that the adjustment is necessary or appropriate to reflect the relative economic interests of the Members; (c) the liquidation of the Company within the meaning of section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations; and (d) in connection with the grant of Units representing an interest in the Company (other than a de minimis interest) as consideration for services to or for the benefit of the Company by an existing Member acting in its capacity as a Member or in anticipation of being a Member.

(3) The Book Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution reasonably determined by the Board of Directors;

(4) The Book Value of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of the assets pursuant to section 734(b) or section 743(b) of the Code, but only to the extent required by section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Book Values shall not be adjusted pursuant to this clause (4) to the extent the Board of Directors reasonably determines that an adjustment pursuant to clause (2), above, is necessary or appropriate in connection with a transaction that otherwise would result in an adjustment pursuant to this clause (4); and

(5) If the Book Value of an asset has been determined or adjusted pursuant to clause (1), (2), or (4), above, the Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to that asset for purposes of computing Profits and Losses.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Milwaukee, Wisconsin are authorized or required to close.

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.02.

“Capital Contribution” means any cash, cash equivalents or the initial Book Value of other property that a Capital Unitholder contributes or is deemed to have contributed to the Company with respect to any Capital Unit pursuant to Section 3.01 or any agreement to which such Capital Unitholder and the Company or any of the Company Subsidiaries are party.

“Capital Units” means the Class A Units and the Class B Units, measured as one class.

“Capital Unitholders” means those Members holding Capital Units from time to time hereunder.

“Cash Inflows” means, at any time and without duplication, the aggregate amount of cash Distributions received by a Class A Unitholder at or prior to such time in respect of Class A Units held by such Class A Unitholder. For the avoidance of doubt, Cash Inflows shall not include any expense reimbursements received from time to time by the Class A Unitholders and shall be based on the amount of the gross distribution prior to any withholding or deduction for any federal, state, local or non-U.S. income tax requirements.

“Cash Outflows” means, at any time and without duplication, the aggregate amount of Capital Contributions made or deemed to have been made by a Class Unitholder to the Company at or prior to such time. For purposes of this definition, all Capital Contributions made or deemed to have been made by a Class A Unitholder on or prior to the date hereof shall be deemed for purposes of this definition to have been made on the date hereof and all Capital Contributions made or deemed to have been made by a Class A Unitholder after the date hereof shall be deemed for purposes of this definition to have been made on the date on which such Capital Contributions were actually made or deemed to have been made.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed on February 19, 2021, with the Delaware Secretary of State, as amended, modified, supplemented or restated from time to time.

“Change of Control” means the occurrence of any of the following transactions, whether in one transaction or a series of related transactions: (a) the sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries to a Third Party Purchaser; or (b) a sale, merger, consolidation, recapitalization or reorganization of the Company which results in no less than a majority of the issued and outstanding Capital Units being held by a Third Party Purchaser.

“Change of Control Notice” has the meaning set forth in Section 4.06(a).

“Class A Unitholders” means those Members holding Class A Units from time to time hereunder.

“Class A Units” means Units designated as Class A Units by the Board and having the rights, preferences and obligations set forth in this Agreement, and any membership interests issued in respect thereof, or in substitution therefor, in connection with any forward or reverse split, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization. Each Class A Unit shall entitle the holder thereof to one (1) vote on any matter requiring the vote or consent of Class A Unitholders under this Agreement or in non-waivable provisions of the DLLCA.

“Class B Unitholders” means those Members holding Class B Units from time to time hereunder.

“Class B Units” means Units designated as Class B Units by the Board and having the rights, preferences and obligations set forth in this Agreement, and any membership interests issued in respect thereof, or in substitution therefor, in connection with any forward or reverse split, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization. Each Class B Unit shall entitle the holder thereof to one (1) vote on any matter requiring the vote or consent of Class B Unitholders under this Agreement or in non-waivable provisions of the DLLCA.

“Class C Units” means Units designated as Class C Units by the Board and having the rights, preferences and obligations set forth in this Agreement, and any membership interests issued in respect thereof, or in substitution therefor, in connection with any forward or reverse split, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization. Class C Units shall be non-voting Units to the maximum extent permitted by the DLLCA. Class C Units shall be issued pursuant to this Agreement and shall be deemed fully vested as of the date of this Agreement.

“Class I Units” means Units designated as Class I Units by the Board and having the rights, preferences and obligations set forth in this Agreement, and any membership interests issued in respect thereof, or in substitution therefor, in connection with any forward or reverse split, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization. Class I Units shall be non-voting Units to the maximum extent permitted by the DLLCA. Class I Units may be subject to vesting, forfeiture, restrictive covenants or such other terms and conditions as the Board may decide from time to time and will be memorialized in an award agreement in a form approved by the Board.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Company” has the meaning set forth in the opening paragraph of this Agreement.

“Company Opportunity” has the meaning set forth in Section 5.01.

“Company Option Period” has the meaning set forth in Section 4.05(d)(i).

“Company Subsidiary” means any Subsidiary of the Company.

“Confidential Information” means all non-public information and data of the Company and/or any Company Subsidiary, in any form or medium (written, electronic or otherwise) including all information and data reading their respective customers, suppliers, pricing formulas, business plans, financial statements, credit arrangements, marketing strategies, personnel, operations, accounting and compensation systems, know-how, materials, and equipment; provided, however, that “Confidential Information” shall not include any information or data which (a) is or becomes generally available to the public through no act or omission of the Member-recipient which violates Section 5.02, or (b) is obtained by the Member-recipient in good faith from an unaffiliated third Person who discloses such information to such Member-recipient on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed.

“Credit Agreement” has the meaning set forth in Section 9.19 of this Agreement.

“DASH” has the meaning set forth in the recitals to this Agreement.

“Debt” means any obligation of the Company or any Company Subsidiary, as the case may be, for borrowed money owing to its lender(s) from time to time.

“Depreciation” means, for each Fiscal Period of the Company, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset of the Company for such Fiscal Period under the Code, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Period, Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Period is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method consistent with the purpose and intent hereof.

“Director” means any duly elected member of the Board.

“Distribution” means each cash distribution made by the Company to a Member, whether by liquidating distribution, redemption, repurchase or otherwise.

“DLLCA” means the Limited Liability Company Act of the State of Delaware, 6 Delaware Code Section 18-101, et seq., and any successor statute, as it may be amended from time to time.

“Drag-along Notice” has the meaning set forth in Section 4.06(c).

“Drag-along Sale” has the meaning set forth in Section 4.06(a).

“Drag-along Member” has the meaning set forth in Section 4.06(a).

“Dragging Members” means (a) the Lead Investors and their respective Permitted Transferees, at all times prior to the Governance Reversion Date or (b) after the Governance Reversion Date, any one or more Members (together with their respective Permitted Transferees) holding no less than a majority of all the issued and outstanding Capital Units.

“Event of Marital Transfer” has the meaning set forth in Section 4.04(b).

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Excluded Issuance” means an issuance or sale of any Units or Unit Equivalents issued or sold by the Company, or the issuance or sale of any equity securities of any Company Subsidiary, in connection with the occurrence of any of the following transactions if such transaction is approved by the Board (provided that if any of the following would also constitute an Insider Transaction, then the approval of the Capital Unitholders provided in Section 2.09(b) shall also apply): (a) a grant to any existing or prospective Directors, officers or other employees, consultants or service providers of the Company or any Company Subsidiary of Class I Units pursuant to an agreement approved by the Board; (b) any acquisition by the Company or any Company Subsidiary of any equity interests, assets, properties or business of any Person; (c) any merger, consolidation or other business combination involving the Company or any Company Subsidiary; (d) the commencement of any transaction or series of related transactions involving a Change of Control; (e) any subdivision of Units (by a split or otherwise), payment of Unit distribution, reclassification, reorganization or any similar recapitalization; (f) any private placement of warrants to purchase Units to lenders or other institutional Members in any arm’s length transaction in which such lenders or Members provide debt financing to the Company or any Company Subsidiary; or (g) a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company or any Company Subsidiary) relating to the operation of the Company’s or any Company Subsidiary’s business and not for the primary purpose of raising equity capital.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Fiscal Period” means a portion of a Fiscal Year.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Fully Diluted Basis” means, as of any date of determination: (a) with respect to all Units, all issued and outstanding Units of the Company and all Units issuable upon the exercise or conversion of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class of Units, all issued and outstanding shares of Units designated as such type or class and all such designated shares of Units issuable upon the conversion or exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable or convertible.

“Fully Exercising Preemptive Member” has the meaning set forth in Section 3.07(d).

“GAAP” means generally accepted U.S. accounting principles and practices recognized as such by the American Institute of Certified Public Accounts acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

“Governance Reversion Date” has the meaning set forth in Section 2.08(b).

“Governmental Authority” means any (a) nation, state, county, city, town, village, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Holdings Intermediate” has the meaning set forth in the recitals to this Agreement.

“Initial Profits Distribution Amount” has the meaning set forth in Section 6.01(a)(ii)(A).

“Insider” means (a) any Lead Investor so long as he and his Permitted Transferees have the right to elect a Director pursuant to Section 2.08(a) and (b) any subsequent Member(s) or Permitted Transferee(s) who control, directly, by contract or otherwise, the right to elect a majority of the members of the Board.

“Insider Transaction” means any material transaction between the Company or any Subsidiary, on the one hand, and any Insider, which transaction is not otherwise contemplated by the terms of this Agreement or the Bylaws, and which transaction has not been determined by the independent advice of an unaffiliated third party professional who is selected in good faith by the Board to be on terms no less favorable to the Company and/or any Company Subsidiaries than would be obtainable in a comparable arm’s-length transaction.

“Institutional Member(s)” means (a) Tree Line Credit Strategies, L.P.; Swiss Capital TLCP Private Debt Fund L.P.; Tree Line Direct Lending II, L.P.; and Enhanced SBIC II, L.P., and any of their respective Permitted Transferees; and (b) B. Riley Principal Investments, LLC or its designated Affiliates, and any of its Permitted Transferees.

“Involuntary Transfer” has the meaning set forth in Section 4.03(a).

“Involuntary Transferee” has the meaning set forth in Section 4.03(a).

“IRR” means, as of the time of any determination, the interest rate compounded annually which, when used as the discount rate to calculate the net present value of the aggregate Cash Inflows and Cash Outflows, causes such net present value to equal zero. For purposes of the foregoing net present value calculation, (A) Distributions to a Capital Unitholder shall be positive numbers, and (B) Capital Contributions made or deemed to have been made by a Capital Unitholders shall be negative numbers. The attached Schedule B sets forth a calculation of IRR as intended pursuant this IRR definition assuming certain hypothetical Cash Inflows and Cash Outflows. The Board shall calculate IRR, as defined herein, in its sole discretion at the time of a Distribution pursuant to Section 6.01.

“IRR Profits Distribution” has the meaning set forth in Section 6.01(a)(ii)(B)(1).

“Issuance Notice” has the meaning set forth in Section 3.07(b).

“JAMS” has the meaning set forth in Section 9.11.

“Joinder Agreement” means a joinder agreement by which the recipient or Transferee of Stock agrees to be bound by the terms of this Agreement, in a form approved by the Board from time to time.

“Law(s)” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Lead Investors” means Joseph Kubicek and/or Randy Paulson.

“Liquidation Assets” has the meaning set forth in Section 7.02(a)(ii).

“Liquidation Statement” has the meaning set forth in Section 7.02(a)(ii).

“Losses” has the meaning set forth in the definition of Profits and Losses.

“Management Member” means any member of management of the Company or the Company Subsidiaries owning Units in the Company. To avoid doubt, the Lead Investors and the Rollover Equityholders shall not constitute Management Members for purposes of this Agreement.

“Marital Transferee” has the meaning set forth in Section 4.04(b).

“Member” has the meaning set forth in the opening paragraph of this Agreement.

“Member Disinterested Approval” means either (a) the affirmative vote of the holders of a majority of the Capital Units represented in person or by proxy at any meeting of the Capital Unitholders called by the Board but excluding the vote of any Capital Units held by any Insider or Permitted Transferee of such Insider or (b) the written consent of the holders of a majority of the issued and outstanding Capital Units excluding the consent any Capital Units held by any Insider or Permitted Transferee of such Insider.

“Member Majority Approval” means either (a) the affirmative vote of the holders of a majority of shares of Capital Units represented in person or by proxy at any annual or special meeting of the Company’s Members called by the Board or (b) the written consent of the holders of a majority of the issued and outstanding Capital Units.

“Member Subscription Agreement” means that certain Subscription Agreement between the Company and the applicable Member, pursuant to which such Member has acquired that number of Capital Units set forth in such Subscription Agreement.

“Minimum Gain” means the “partnership minimum gain” as defined in Treas. Reg. § 1.704-2(b)(2) and determined pursuant to Treas. Reg. § 1.704-2(d).

“New Securities” has the meaning set forth in Section 3.01(c).

“Notice of Involuntary Transfer” has the meaning set forth in Section 4.03(b).

“Offered Units” has the meaning set forth in Section 4.05(a).

“Offering Member” has the meaning set forth in Section 4.05(a).

“Original Holder” has the meaning set forth in Section 4.02(b).

“Other Business” has the meaning set forth in Section 5.01.

“Over-allotment Exercise Period” has the meaning set forth in Section 3.07(d).

“Over-allotment Notice” has the meaning set forth in Section 3.07(d).

“Partnership Audit Rules” is defined in Section 6.09.

“Partnership Representative” is defined in Section 6.09.

“Permitted Transfer” means a Transfer of Units or Unit Equivalents carried out pursuant to Section 4.02.

“Permitted Transferee” means (a) a Member’s spouse, (b) a Member’s issue, (c) a trust created for the primary benefit of the Member or the Member’s spouse or issue (provided that the Board has given its written consent as to the trustee(s) of such trust, as set forth in Section 4.02(a)(iii)), (d) an entity wholly-owned by the Member or any spouse or issue of such Member, (e) as to the Lead Investors only, the other Lead Investor and his Permitted Transferees, and (f) as to the Institutional Members, any Affiliate of such Institutional Members. To avoid doubt and without limiting any Permitted Transfer made in accordance with any of clause (a) through (f) above, a Transfer of a deceased Member’s Units to any of those Persons listed in (a) through (c), above, by intestate succession shall be considered a Permitted Transfer so long as the requirements of Section 4.02 are complied with.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

“Preemptive Acceptance Notice” has the meaning set forth in Section 3.07(c).

“Preemptive Exercise Period” has the meaning set forth in Section 3.07(c).

“Preemptive Pro Rata Portion” means, for any Member as of any particular time, a fraction determined by dividing (a) the number of Capital Units on a Fully Diluted Basis owned by such Member immediately prior to such time by (b) the aggregate number of all Capital Units on a Fully Diluted Basis owned by all of the Members immediately prior to such time.

“Preemptive Member” has the meaning set forth in Section 3.07(a).

“Profits” and “Losses” mean, for each Fiscal Period, an amount equal to the Company’s taxable income and loss for the Fiscal Period, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in taxable income and loss), with the following adjustments:

(1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to the taxable income or loss;

(2) Any expenditures of the Company described in section 705(a)(2)(B) of the Code or treated as section 705(a)(2)(B) expenditures described in section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall be subtracted from the taxable income or loss;

(3) If the Book Value of any Company asset is adjusted pursuant to the definition of Book Value, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Profits and Losses;

(4) Gain or loss resulting from any disposition of any property by the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the property’s adjusted tax basis differs from its Book Value;

(5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the taxable income or loss, there shall be taken into account Depreciation for the Fiscal Period; and

(6) Notwithstanding any other provisions of this definition, any items specially allocated pursuant to Section 6.03 shall not be taken into account in computing Profits or Losses.

The amounts of the items of income, gain, loss, and deduction available to be specially allocated pursuant to Sections 6.03 shall be determined by applying rules analogous to those set forth in this definition as appropriate.

“Prospective Purchaser” has the meaning set forth in Section 3.07(b).

“Prospective Transferee” has the meaning set forth in Section 4.05(a).

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Regulatory Allocations” is defined in Section 6.03.

“Related Agreements” has the meaning set forth in Section 9.05.

“Remaining New Securities” has the meaning set forth in Section 3.07(d).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFR Notice” has the meaning set forth in Section 4.05(c).

“Rollover Equityholder(s)” has the meaning set forth in the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Seller” has the meaning provided in the Purchase Agreement.

“Spouse” means the spouse of the applicable Member or Permitted Transferee.

“Spousal Consent” means a consent and acknowledgment from the married spouse (or legal equivalent) of any Member or Permitted Transferee, in a form approved by the Board from time to time.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tag-along Notice” has the meaning set forth in Section 4.07(b).

“Tag-along Sale” has the meaning set forth in Section 4.07(a).

“Tag-along Member” has the meaning set forth in Section 4.07(a).

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax, including any interest, penalties (civil or criminal) or additions to tax or additional amounts in respect of the foregoing.

“Tax Return” means any return, declaration, report, statement and other document required to be filed in respect of any Tax.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined by the Board from time to time (currently the Company’s Fiscal Year).

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction: (a) does not directly or indirectly own or have the right to acquire any outstanding Units or Unit Equivalents; or (b) is not a Permitted Transferee of any Person who directly or indirectly owns or has the right to acquire any Units or Unit Equivalents.

“Total Equity Value” means the aggregate proceeds that would be received by the Unitholders, as determined by the Board in good faith, if (a) the assets of the Company and its Subsidiaries as a going concern were sold at their Fair Market Value, (b) the Company and its Subsidiaries satisfied and paid in full all of their obligations and liabilities (including all Company or Subsidiary Taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities), and (c) such net sale proceeds were then distributed in accordance with Section 6.01.

“Trade Secret” shall have that meaning set forth under applicable Law.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units or Unit Equivalents owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

“Transfer Offer” has the meaning set forth in Section 4.05(a).

“Transferee” means a recipient of, or proposed recipient of, a Transfer, including a Permitted Transferee or a Prospective Transferee.

“Treasury Regulations” or “Treas. Reg.” means the income tax regulations promulgated under the Code and in effect, as amended, supplemented or modified from time to time.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for any Units, and any option, warrant or other right to subscribe for, purchase or acquire Units or Unit Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Units” means the Class A Units, the Class B Units, and/or the Class C Units, as the context requires, and any other class of membership interests or other equity securities of Company authorized by the Board from time to time, including Class I Units to the extent authorized by the Board as provided and any securities issued in connection with any Unit split, distribution or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization, if approved by the Board.

“Unitholders” means those Members holding Units from time to time hereunder.

“Unreturned Capital” of any Capital Unit means, as of any date of determination, an amount equal to the excess, if any, of (a) the Capital Contribution made or deemed made with respect to, in exchange for or on account of such Capital Unit, as applicable, over (b) all Distributions made by the Company with respect to such Capital Unit pursuant to Section 6.01(a)(1).

Section 1.02 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 1.03 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computations to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement will be determined and made in accordance with GAAP; provided, however, that Capital Accounts will be kept in accordance with Section 3.02.

ARTICLE II

FORMATIONAL MATTERS AND GOVERNANCE

Section 2.01 Limited Liability Company Agreement. The Members execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the DLLCA. During the term of the Company set forth in Section 2.05, the rights and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except where the DLLCA stipulates that such rights and obligations specified in the DLLCA apply “unless otherwise provided in a limited liability company agreement” (or words of similar effect) and such rights and obligations are addressed in this Agreement, the DLLCA.

Section 2.02 Name. The name of the Company is “DASH Medical Holding, LLC”. The Board may, in its sole discretion, change the name of the Company with notice given to all Unitholders. The Company may conduct its business in its name or any other name deemed advisable by the Board.

Section 2.03 Purpose. The purpose and business of the Company is as described in the recitals to this Agreement and to engage in such other business and purposes as the Board may determine from time to time.

Section 2.04 Principal Office; Registered Office and Agent. The Company’s initial registered office and agent is as set forth in the Certificate of Formation and, along with the Company’s principal business office, may be changed by the Board from time to time.

Section 2.05 Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the DLLCA and will continue until termination and dissolution of the Company in accordance with Article VII.

Section 2.06 No State-Law Partnership. The Unitholders intend that (a) the Company is not a partnership (including a limited partnership) or joint venture, (b) no Unitholder is a partner or joint venturer of any other Unitholder by virtue of this Agreement for any purpose, (c) neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof will be construed to suggest otherwise, and (d) the Company be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each holder of Units and the Company will file all Tax Returns and take all Tax and financial reporting positions in a manner consistent with such treatment.

Section 2.07 Manager-Managed LLC – Establishment of Board of Directors.

(a) Board of Directors. Subject to the provisions of the DLLCA and this Agreement, management of the Company’s business and affairs shall be vested in a Board of Directors having the composition from time to time set forth in this Agreement, such that the Board shall have all rights and powers of a manager-managed limited liability company pursuant to DLLCA §18-402. Subject to the provisions of the DLLCA and this Agreement, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. The Board may authorize, take or make any action or determination permitted or required to be taken or made by the “manager” under the DLLCA.

(b) Specific Powers of the Board. Without limiting and in addition to any other rights, powers or authority granted to the Board under applicable Law, the Certificate of Formation or this Agreement, the Members and Permitted Transferees acknowledge the Board shall have the sole right and authority to make any all decisions of behalf of the Company and the Company Subsidiaries, including each of the following:

(i) amend, modify, supplement, restate or waive any provisions of the Certificate of Formation;

(ii) the incurrence, refinancing or guarantee of any debt by the Company or any Company Subsidiary and the granting of any liens or other security interests in any assets or property (tangible or intangible, real or personal) of the Company or any Company Subsidiary;

(iii) the selection of any legal, financial or other advisors of the Company or any Company Subsidiary;

(iv) the appointment or removal of members of the governing body of any Company Subsidiary and determining their compensation, benefits and other terms of employment;

(v) the appointment and removal of all executive officers of the Company or any Company Subsidiary;

(vi) any Change of Control involving the Company or any Company Subsidiary, provided that the aggregate proceeds from such transaction shall be shared by the Members and Permitted Transferees in accordance with Total Equity Value;

(vii) acquisition of or investments in other companies;

(viii) the issuance of equity by the Company or any Company Subsidiary, subject to the terms and conditions set forth in Section 3.07;

(ix)  the declaration of Distributions paid by the Company or any Company Subsidiary;

(x) the establishment of Company Subsidiaries or joint ventures;

(xi)  establishing budgets (including applicable reserves) for the Company and any Company Subsidiary;

(xii) the appointment of the Partnership Representative in accordance with Section 6.09;

(xiii) the dissolution or liquidation of the Company or any Company Subsidiary;

(xiv) any offer, sale, purchase, option, vote, consent or other action reserved to the Company in this Agreement; and

(xv) to the maximum extent permissible under applicable Law, any other decision which the DLLCA or other applicable Law vests in the members of a Delaware limited liability company, except only for those matters set forth in Section 2.09(a) and Section 2.09(b).

Each Member shall vote, and shall cause his, her or its Permitted Transferees to vote, all Units owned by such Member or Permitted Transferee or over which such Member or Permitted Transferee has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a Member, director, member of a board committee, officer of the Company or otherwise), including executing written consents in lieu of a Members’ meeting, and the Company shall take all necessary or desirable actions within its control, to vote in favor of all decisions of the Board taken in accordance with this Section 2.07(b).

Section 2.08 Board Composition.

(a) Board Composition. Each Member shall vote, and shall cause his, her or its Permitted Transferees to vote, all Units owned by such Member or Permitted Transferee or over which such Member or Permitted Transferee has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a Member, director, member of a board committee, officer of the Company or otherwise), including executing written consents in lieu of a shareholders’ meeting, and the Company shall take all necessary or desirable actions within its control, to ensure:

(i) the authorized number of Directors on the Board be fixed at such number as is determined from time to time by the majority vote or consent of the Board, provided that such number of directors shall initially be three (3);

(ii) the following individuals are elected and continue to serve as Directors on the following conditions:

(A) one (1) individual (who initially shall be Joseph Kubicek) designated at any time and from time to time by Joseph Kubicek and his Permitted Transferees so long as they hold at least fifty percent (50%) of the Units held by them, collectively, as of the date of this Agreement;

(B) one (1) individual (who initially shall be Randy Paulson) designated at any time and from time to time by Randy Paulson and his Permitted Transferees so long as they hold at least fifty percent (50%) of the Units held by them, collectively, as of the date of this Agreement;

(C) Robert Sullivan until his resignation or inability to continue service on the Board; and

(D) any other individual(s) nominated by the Lead Investors at any time and from time to time so long as either Lead Investor and his Permitted Transferees have the right to elect a Director pursuant to either Section 2.08(a)(ii)(A) or Section 2.08(a)(ii)(B).

If the applicable Member and his, her or its Permitted Transferees no longer have the right to elect a Director pursuant to Section 2.08(a)(ii)(A) through 2.08(a)(ii)(D), as the case may be, such Director shall be deemed to have automatically resigned from the Board as of such date without any further action or notice by any Person.

(b) Governance Reversion Date. Upon such time as no Member and his, her or its Permitted Transferees has the right to elect a Director pursuant to Section 2.08(a)(ii)(A) through 2.08(a)(ii)(D) (the “Governance Reversion Date”), the Capital Unitholders shall nominate and elect, and have the power to remove and reelect at any time and form time to time, Director(s) by vote or written consent of Capital Unitholders holding a majority of the Capital Units as of the date of the vote or consent.

(c) Resignation. A Director may resign at any time from the Board by delivering his or her written resignation to the Board. Any such resignation shall be effective upon receipt thereof. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(d) Subsidiary Governance. Company Subsidiaries shall be governed by such rules and procedures as is determined by the Board from time to time, whether such Subsidiary is a corporation, limited liability company or other form of entity.

(e) No Right to Employment. This Agreement does not, and is not intended to, confer upon any Director any rights with respect to employment by the Company, and nothing herein should be construed to have created any employment agreement with any Director.

Section 2.09 Matters Requiring Shareholder Ratification.

(a) Matters Requiring Member Majority Approval. Notwithstanding Section 2.07, in addition to the affirmative vote or written consent of the Board, Member Majority Approval shall be required to:

(i) amend, modify, supplement, restate or waive any provisions of the Certificate of Formation; and

(ii) Amend, modify, restate, or waive any provisions of this Agreement to the extent the right to make such change is not reserved to the Board herein.

(b) Matters Requiring Member Disinterested Approval. Notwithstanding Section 2.07, in addition to the affirmative vote or written consent of the Board, Member Disinterested Approval shall be required to authorize any Insider Transaction.

The provisions of this Section 2.09 shall be of no further force or effect upon the Governance Reversion Date.

Section 2.10 Votes and Consents.

(a) Member Actions. As to any matter by which this Agreement, the DLLCA or any other provision of applicable Law requires the vote or consent of Members, such vote may be obtained (a) at any meeting of the applicable Members convened by the Board, any Capital Unitholder holding at least ten percent (10%) of the total outstanding Capital Units, or any Lead Investor by providing not less than five (5) Business Days’ prior notice to those Members entitled to vote or consent to such matter, or (b) by a written consent signed by a majority of the Members entitled to vote or consent to such matter, provided that a copy of any such consent which is not signed by all of such Members shall be provided to all Members entitled to vote or consent to such matter who did not sign the consent.

(b) Director Actions. As to any matter by which this Agreement, the DLLCA or any other provision of applicable Law requires the vote or consent of the Board, such vote may be obtained (a) at any meeting of the Board convened by a majority of the Directors or any Lead Investor by providing not less than forty-eight (48) hours’ prior notice to all Directors, or (b) by a written consent signed by a majority of the Directors, provided that a copy of any such consent which is not signed by all Directors shall be provided to those Directors who did not sign the consent.

(c) Rules of Procedure. The Board may promulgate any rules of procedure for conduct of or voting at a meeting of Members or Directors, including authorization of proxies and rules allowing for participation by teleconference or other electronic means acceptable to the Board, including consent by e-mail transmission.

Section 2.11 Officers. Without limiting the general applicability of Section 2.07, above, the Board may from time to time appoint one or more officers and assistant officers to assist the Board, but always at the sole discretion of the Board, in the operations and management of the Company. All officers of the Company appointed by the Board, and all duly appointed and acting officers of the Board, shall be authorized agents of the Company with the authority to act in the name and on behalf of the Company, including, but not limited to, signing any agreement, instrument, document or certificate in the name and on behalf of the Company and delivering executed copy(ies) thereof to any and all counterparties. The same individual may simultaneously hold more than one (1) office in the Company. The officers of the Company shall serve in such capacity for a term to be determined by the Board. If no term is specified, each officer shall hold office until he or she is removed or resigns or until his or her successor is appointed. The designation of a specified term does not grant to any officer any contract rights, and the Board may remove any officer at any time prior to the termination of the term of such officer’s appointment. Such a removal shall be without prejudice to the contract rights, if any, of the officer so removed.

Section 2.12 Indemnification. The Company shall, to the fullest extent permitted or required by the DLLCA, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Company to provide broader indemnification rights than prior to such amendment), indemnify the Directors and Members against any and all claims, actions, suits and liabilities, and advance any and all reasonable costs and expenses, incurred thereby in any proceeding to which any member is a party because such Person is a Director or Member of the Company, as the case may be. To be entitled to indemnification hereunder, (a) the applicable Director or Member must have acted in good faith and in a manner believed by Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) the applicable Director’s or Member’s conduct must not rise to the level of fraud or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any claim, action or suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that applicable Director Member did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Person’s conduct was unlawful, or that such Person’s conduct constituted fraud or willful misconduct. The Company may indemnify its authorized officers, employees and agents, if any, acting within the scope of their duties as such, to the same extent as the Directors and Members of the Company hereunder. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification that such person may be entitled under any other written agreement, resolution of the Board, the DLLCA or otherwise. Any question of scope, construction or applicability of this Section 2.12 to the Directors, Members, officers, employees and/or agents of the Company shall be resolved by the Board, in its sole discretion.

Section 2.13 Reliance by Third Parties. Persons dealing with the Company may rely conclusively upon the power and authority of the Board.

Section 2.14 Payment of Expenses. Each Capital Unitholder shall reimburse the Company for its pro rata share of all incremental out-of-pocket expenses reasonably incurred and paid by it in the organization and operation of the Company, and such other accounting, tax, audit, legal, insurance and similar expenses of the Company. Such reimbursed amounts under this Section 2.14 will first be deducted from the cash then held by the Company, but in the event that the Company has insufficient cash to pay any expense, the Capital Unitholders will make additional Capital Contribution(s) to cover their pro rata share of any such reimbursable amount.

ARTICLE III

CAPITAL CONTRIBUTIONS; UNITS; PRE-EMPTIVE RIGHTS

Section 3.01 Unitholders; Additional Issuances.

(a) Authorized Units. The authorized Units that the Company has authority to issue consist of the following:

(i) Subject to Section 3.07, an unlimited number of Capital Units as authorized for issuance from time to time by the Board;

(ii) In conjunction with the issuance of Capital Units from time to time as provided in Section 3.01(a)(i) or otherwise, such number of Class C Units as is necessary to provide the Lead Investors with the aggregate Distributions contemplated by Section 6.01(a)(ii), as authorized from time to time by the Board; and

(iii) A number of Class I Units such that, at any given time (excluding the effect of any Company Unit redemptions, if applicable), not more than ten percent (10%) of the Company’s total Units, on a Fully-Diluted Basis, are represented by Class I Units, provided, if and when the Company issues Class I Units, the distribution provisions of Section 6.01(a)(ii) shall be amended to provide that such Class I Units shall participate in increases in Company value subsequent to their date(s) of issuance on such terms as authorized from time to time by the Board.

(b) Initial Capital Contributions. Each Capital Unitholder named on Schedule A made or has been deemed to have made the Capital Contribution specified on Schedule A as of the date hereof in exchange for the corresponding Units specified on Schedule A. In addition, the Lead Investors are granted that number of Class C Units specified on Schedule A as of the date hereof. No Class I Units are granted as of the date hereof and will only be granted, if at all, hereafter as may be determined by the Board. The Board may update Schedule A from time to time to reflect changes in Capital Contributions made by, and Units held by, Unitholders.

(c) Additional Issuances: Generally. Except as otherwise expressly required in this Agreement (including the rights in Section 3.07), the Board may (i) amend this Agreement, as the Board deems necessary or advisable, to increase the authorized number of Units of any class or to create a new class of Units and provide for the terms of such new class (including economic and governance rights), and (ii) cause the Company to issue (A) additional Units (including new classes of Units), (B) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, and (C) warrants, options or other rights to purchase or otherwise acquire Units, as well as the Units issuable upon exercise of such securities (collectively, “New Securities”). Whenever New Securities are issued after the date hereof, the Board will amend Schedule A to reflect such additional issuances and the resulting dilution to the existing Unitholders.

(d) Profits Interests. Each Class C Unit and Class I Unit shall, except to the extent otherwise required by applicable Law, be treated as a “profits interest” as defined in IRS Revenue Procedures 93-27 and 2001-43 for federal income tax purposes.

(e) Certificates. The Company will not certificate Units issued or granted under this Agreement unless the Board otherwise determines.

Section 3.02 Capital Accounts.

(a) Maintenance. The Company will maintain a separate Capital Account for each Unitholder. Each Unitholder’s Capital Account will be credited with (i) the amount of cash and the initial Book Value of any other property (net of liabilities that the Company assumes or takes subject to) contributed by that Unitholder and (ii) that Unitholder’s share of Profits and any items in the nature of income or gain that are specifically allocated to that Unitholder. Each Unitholder’s Capital Account will be debited with (A) that Unitholder’s share of Losses and any items in the nature of losses or expenses that are specifically allocated to that Unitholder and (B) the amount of money and the Book Value of any other property distributed to that Unitholder (net of liabilities that such Unitholder assumes or takes subject to) pursuant to any provision of this Agreement.

(b) Interpretation. The provisions of Section 3.02(a), and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury Regulations, the terms and requirements of which are incorporated in this Agreement by reference, and shall be interpreted and applied in a manner consistent with those terms and requirements.

Section 3.03 Negative Capital Accounts. No Unitholder will be required to pay any other Unitholder or the Company any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account.

Section 3.04 Loans From Unitholders. Loans by Unitholders to the Company will not be considered Capital Contributions. If a Unitholder loans funds to the Company in excess of the Capital Contribution amounts required from such Unitholder under this Agreement, then the lending of such funds will not increase the amount of the Capital Account of such Unitholder. Any such loan will be a debt of the Company to the lending Unitholder, payable or collectible in accordance with the terms and conditions upon which the loan was made.

Section 3.05 Transfer of Capital Accounts. The original Capital Account established for each Transferee who is not already a Unitholder will be in the same amount as the Capital Account of the Transferring Unitholder (or portion thereof) at the same time that such Transferee becomes a Unitholder in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(l). The Capital Account of any Unitholder to whom Units are Transferred from another Unitholder will be appropriately adjusted to reflect such Transfer in accordance with Treas. Reg. § 1.704-1(b)(2)(iv)(l). Any reference in this Agreement to a Capital Contribution of, or distribution to, a Unitholder that has succeeded any other Unitholder will include any Capital Contributions or distributions previously made by or to the former Unitholder on account of the Transferred Units.

Section 3.06 No Withdrawal or Partition. No Unitholder shall be entitled to withdraw any part of such Unitholder’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein. No Unitholder may seek or obtain partition (by court decree or operation of law) of any Company property or the right to own or use particular or individual assets of the Company.

Section 3.07 Preemptive Right.

(a) Issuance of New Securities. Each Member and Permitted Transferee who holds any Capital Units (a “Preemptive Member”) shall have the right to purchase its Preemptive Pro Rata Portion (subject to its over-allotment option in Section 3.07(d) below) of any New Securities that the Company may from time to time propose to issue or sell to any Person; provided, that the provisions of this Section 3.07 shall not apply to any Excluded Issuance.

(b) Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities described in Section 3.07(a) to the Preemptive Members within ten (10) days following the Board’s approval of such issuance or sale. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to purchase the applicable New Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:

(i) the number and description of New Securities proposed to be issued;

(ii) the proposed issuance date, which shall be at least twenty (20) days from the date of the Issuance Notice;

(iii) the proposed purchase price per share of New Securities and all other material terms of the offer or sale; and

(iv) if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Fair Market Value thereof.

The Issuance Notice shall also be accompanied by a current copy of a capitalization table or other Members ledger of the Company indicating the Preemptive Members’ holdings of Units in a manner that enables each Preemptive Member to calculate its Preemptive Pro Rata Portion of any New Securities.

(c) Exercise of Preemptive Rights. Each Preemptive Member shall for a period of ten (10) days following the receipt of an Issuance Notice (the “Preemptive Exercise Period”) have the right to elect irrevocably to purchase all or any portion of its Preemptive Pro Rata Portion of any New Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a “Preemptive Acceptance Notice”) specifying the number of New Securities it desires to purchase up to its Preemptive Pro Rata Portion. The delivery of a Preemptive Acceptance Notice by a Preemptive Member shall be a binding and irrevocable offer by such Member to purchase the New Securities described therein. The failure of a Preemptive Member to deliver a Preemptive Acceptance Notice by the end of the Preemptive Exercise Period shall constitute a waiver of its rights under this Section 3.07(c) with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(d) Over-allotment. No later than five (5) days following the expiration of the Preemptive Exercise Period, the Company shall give written notice (the “Over-allotment Notice”) to each Preemptive Member specifying the number of New Securities that each Preemptive Member has agreed to purchase (including, for the avoidance of doubt, where such number is zero) and the aggregate number of remaining New Securities, if any, not elected to be purchased by the Preemptive Members pursuant to Section 3.07(c) (the “Remaining New Securities”). Each Preemptive Member exercising its rights to purchase its Preemptive Pro Rata Portion of the New Securities in full (a “Fully Exercising Preemptive Member”) shall have a right of over-allotment such that if there are any Remaining New Securities, such Fully Exercising Preemptive Member may purchase all or any portion of its pro rata portion of the Remaining New Securities, based on the relative Preemptive Pro Rata Portions of all Fully Exercising Preemptive Members. Each Fully Exercising Preemptive Member shall elect to purchase its allotment of Remaining New Securities by giving written notice to the Company specifying the number of Remaining New Securities it desires to purchase within five (5) days of receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”).

(e) Sales to the Prospective Purchaser. Following the expiration of the Preemptive Exercise Period and, if applicable, the Over-allotment Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Preemptive Members declined to exercise the preemptive right set forth in this Section 3.07 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that: (i) such issuance or sale is closed within twenty (20) days after the expiration of the Preemptive Exercise Period and, if applicable, the Over-allotment Exercise Period (subject to the extension of such twenty (20) day period for a reasonable time not to exceed forty (40) days to the extent reasonably necessary to obtain any third-party approvals); and (ii) for the avoidance of doubt, the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Preemptive Members in accordance with the procedures set forth in this Section 3.07.

(f) Closing of the Issuance. The closing of any purchase by any Preemptive Member shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Upon the issuance or sale of any New Securities in accordance with this Section 3.07, the Company shall deliver the New Securities in certificated form, free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to such purchasers and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Member shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including entering into such additional agreements as may be necessary or appropriate.

ARTICLE IV

TRANSFER

Section 4.01 General Restrictions on Transfer.

(a) Board Approval. Except for Transfers made in accordance with Section 4.02, Section 4.05, Section 4.06 or Section 4.07, no Member or Permitted Transferee shall Transfer any Units or Unit Equivalents without obtaining the prior affirmative vote or written consent of the Board.

(b) Other Transfer Restrictions. Notwithstanding any other provision of this Agreement (including Section 4.02), each Member agrees that it will not, directly or indirectly, Transfer any of its Units or Unit Equivalents:

(i) except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Units or Unit Equivalents by any Member other than the Institutional Member, if requested by the Board, only upon delivery to the Company of a written opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii) if such Transfer would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended;

(iii) if such Transfer would cause the assets of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company; or

(iv) if such Transfer would cause the Company to be deemed to be a “publicly traded partnership” as such term is defined in Code Section 7704(b).

(c) Joinder Agreement. Except with respect to any Transfer pursuant to a Drag-along Sale, no Transfer of Units or Unit Equivalents pursuant to any provision of this Agreement shall be deemed completed until the Transferee shall have executed and delivered a Joinder Agreement to the Board.

(d) Transfers in Violation of this Agreement. Any Transfer or attempted Transfer of any Units or Unit Equivalents in violation of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 4.01(c), shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Member or Permitted Transferee proposing to make any such Transfer shall continue be treated) as the owner of such Units or Unit Equivalents for all purposes of this Agreement.

Section 4.02 Permitted Transfers.

(a) Transfers to Permitted Transferees. Subject to Section 4.01, the provisions of Section 4.05 and Section 4.06 shall not apply to any Transfer of Units or Unit Equivalents by a Member to any of such Member’s Permitted Transferees, provided that:

(i) such Permitted Transferee, at or prior to the time of the Transfer, shall execute and deliver a Joinder Agreement to the Board, unless such Permitted Transferee is already a party to this Agreement (in which case such additional Units or Unit Equivalents shall become subject to this Agreement without further action or notice);

(ii) if required by the Board, the spouse of such Permitted Transferee, at or prior to the time of the Transfer, shall execute and deliver a Spousal Consent to the Board; and

(iii) if the Transfer is to a trust, the trustee(s) or trust fiduciary(ies), as the case may be, have been approved by the Board (and any replacement trustee(s) or trust fiduciary(ies) shall similarly require approval by the Board), which approval will not be unreasonably withheld.

(b) Transfers by Permitted Transferees. Any Permitted Transferee who receives any Units or Unit Equivalents shall not Transfer all or any portion of the Units transferred to such Permitted Transferee except to the Member from whom he received such Units (the “Original Holder”) or to a Permitted Transferee of the Original Holder, and any such transfer by a Permitted Transferee shall be subject to the conditions set forth in Section 4.02(a).

(c) Actions of the Original Holder. Each Permitted Transferee agrees that any offer, sale, purchase, option, vote, consent or other action which the Original Holder elects or is required to make or accept pursuant hereto shall also be made or accepted in an identical manner by such Permitted Transferees with respect to his, her or its Units and Unit Equivalents. Notwithstanding anything else herein contained, the Units transferred by the Original Holder to the Permitted Transferee shall be deemed owned by the Permitted Transferee as of the date of such transfer.

Section 4.03 Involuntary Transfer.

(a) Involuntary Transferee. An Involuntary Transfer to any Person will be effective only after compliance with the applicable provisions of this Section 4.03. The creditor, receiver, trust or trustee, estate, beneficiary or other Person to whom Units or Unit Equivalents are Transferred by Involuntary Transfer (the “Involuntary Transferee”) will have only the rights provided in this Section 4.03. As used herein, the term “Involuntary Transfer” means any Transfer of Units or Unit Equivalent by a Member or Permitted Transferee (the “Involuntary Transferor”) by operation of law, seizure or sale by legal process, or in any proceeding (except as provided in Section 4.04(b)), by or in which the Involuntary Transferor would, but for the provisions of this Section 4.03, be involuntarily deprived of any interest in or to such Involuntary Transferor’s Units or Unit Equivalents, including (i) a Transfer on death or bankruptcy; (ii) any foreclosure of a security interest or pledge; (iii) any seizure under levy of attachment or execution; or (iv) any Transfer to a state or to a public office or agency pursuant to any statute pertaining to escheat, abandoned property or forfeiture.

(b) Notice to Company. Upon the occurrence of an Involuntary Transfer, the Transferor and the Involuntary Transferee shall each immediately deliver a written notice to the Board describing (i) the event giving rise to the Involuntary Transfer; (ii) the date on which the event occurred; (iii) the reason or reasons for the Involuntary Transfer; (iv) the name, address and capacity of the Involuntary Transferee; and (v) the number of Units or Unit Equivalents involved (a “Notice of Involuntary Transfer”). The Notice of Involuntary Transfer shall constitute the offer to sell the number of Units or Unit Equivalents identified therein at the amount attributable to such Units in the determination of Total Equity Value. The Company shall have the right and option to purchase all, but not less than all, of the Units or Unit Equivalents identified in the Notice of Involuntary Transfer, pursuant to Section 4.03(c), below.

(c) Company Option to Purchase; Assignment to Members. If any Units or Unit Equivalents are subject to any Involuntary Transfer, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives the Notice of Involuntary Transfer to purchase such Units or Unit Equivalents at the amount attributable to such Units in the determination of Total Equity Value and on the payment and other terms described in this Section 4.03(c), by giving written notice of exercise of such option to the Transferor and Involuntary Transferee. If the option is exercised, the Transferor shall be obligated to sell, and the Company shall be obligated to purchase, the Units or Unit Equivalents described in the Notice of Involuntary Transfer, at a closing which will be on a date determined by the Company (but in any event shall not be less than thirty (30) days from the date the Company provides notice of the exercise of its option).

(i) At the closing, the Transferor(s) shall deliver to the Company the certificate(s) (if any) for the Units and Unit Equivalents being Transferred and such other assignment documentation as the Transferee(s) may reasonably request, free and clear of all liens, claims, encumbrances, security interests or restrictions on Transfer (other than restrictions on transfer imposed under applicable federal and state securities laws and other than the terms and conditions of this Agreement).

(ii) The purchase price shall be payable ten percent (10%) in cash at the closing with the principal balance payable in equal annual installments over the nine (9) year period following the closing, with each principal payment accompanied with accrued and unpaid interest accruing on the outstanding principal balance existing from time to time at the lowest applicable federal rate for mid-term obligations on the closing date. Payments owing after the closing of the Transfer may be prepaid at any time and from time to time, without premium or penalty. Prepayments shall be applied first to accrued and unpaid interest to the date of the prepayment and then to reduce the principal balance due and owing.

(iii) Payments owing by the Company after the closing shall be subordinated and junior in right of payment to all Debt to the extent required by the lender(s) thereof. Each payee agrees to execute and deliver to the Company any subordination, intercreditor, standstill or similar agreement requested by any holder(s) of any such Debt and reasonably acceptable to the Board.

(iv) At the discretion of the Board, the Company’s right and option to purchase may be assigned, in whole or in part, to any holders Capital Units of the Company, provided that if any Insider would participate in the purchase as such an assignee, then either assignment by the Company must be made to all Preemptive Members in a manner determined by the Board in good faith to be consistent with Section 3.07, mutatis mutandis, or the assignment must be approved by Member Disinterested Approval.

(d) Effect of Company’s Rejection of Option. Failure to properly accept the offer within the prescribed time period shall constitute a rejection by the Company of the offer set forth in the Notice of Involuntary Transfer. If the Company does not accept the offer pursuant to Section 4.03(c), the Involuntary Transfer shall become effective and the Involuntary Transferee shall be subject to the rights and restrictions set forth in this Agreement, including Section 4.03(e), and any subsequent Transfer by the Involuntary Transferee shall be subject to the provisions hereof.

(e) Effect of Involuntary Transfer. Unless and until the Involuntary Transferee is admitted as a Member by the Board, the Units and Unit Equivalents held by the Involuntary Transferee shall have no voting rights to the maximum extent permissible under the DLLCA and the Involuntary Transferee agrees to take such actions, and execute such agreements, instruments, documents and certificates, as may be required to effectuate such non-voting status, including any proxy or power-of-attorney in the form prescribed by the Board conferring the Involuntary Transferee’s voting rights upon any Person(s) designated by the Board.

Section 4.04 Marital or Community Property and Divorce.

(a) Marital or Community Property Rights. For purposes of this Agreement, any reference to Units or Unit Equivalents shall include all interests in the Units now or hereafter acquired by a Spouse as a result of community or marital property laws, including community or marital property, deferred marital property or augmented marital property, or a property division or other award or Transfer upon dissolution of marriage. The creation of an interest in Units or Unit Equivalents by operation of any applicable community or marital property law shall not be deemed a Transfer so long as the Units or Unit Equivalents in which an interest is created continue to satisfy the following two conditions:

(i) The Units or Unit Equivalent is registered in the name of the Member or Permitted Transferee; and

(ii) The Units or Unit Equivalent is controlled by the Member or Permitted Transferee.

(b) Termination of Marital Relationship and Options to Purchase. If the marital relationship of a Member or Permitted Transferee, as the case may be, and his or her Spouse is terminated by the death of the Spouse or by divorce, and if the Member or Permitted Transferee does not receive, or succeed to, any interest of the Spouse in the Units or Unit Equivalents acquired through marital property laws or otherwise, whether by testamentary disposition, operation of law, property settlement agreement, court order or otherwise (each an “Event of Marital Transfer”), then such Member or Permitted Transferee will have the option for ninety (90) days from the date of the applicable Event of Marital Transfer to purchase all, but not less than all, of the Spouse’s interest in the Units or Unit Equivalents at the amount attributable to such Units in the determination of Total Equity Value and on the payment and other terms described in this Section 4.04(b), by giving written notice to the Spouse or representative of the Spouse’s estate, as applicable. If the Member or Permitted Transferee elects to exercise such option, the Spouse or representative of the Spouse’s estate, as the case may be, shall be obligated to sell such interest in the Units or Unit Equivalents pursuant to this Section 4.04(b). If the Member or Permitted Transferee does not elect to exercise such option, the Spouse or representative of the Spouse’s estate, as the case may be, shall notify the Company of the failure to exercise such option, and the Company shall have the option to purchase all, but not less than all, of the Spouse’s interest in the Units or Unit Equivalents at the amount attributable to such Units in the determination of Total Equity Value and on the payment and other terms described in this Section 4.04(b), for sixty (60) days after it receives notice that the option was not exercised. If the Company elects to exercise such option, the Spouse or the personal representative of the Spouse’s estate, as the case may be, shall be obligated to sell such interest in the Units or Unit Equivalents pursuant to this Section 4.04(b) to the Company. The closing resulting from the Event of Marital Transfer shall be on a date determined by the party electing to exercise such purchase option (the “Marital Transferee”) (which in any event shall not be less than thirty (30) days from the date the Martial Transferee provides notice of the exercise of its option).

(i) At the closing, the Transferor(s) shall deliver to the Marital Transferee(s) the certificate(s) (if any) for the Units and Unit Equivalents being Transferred and such other assignment documentation as the Marital Transferee(s) may reasonably request, free and clear of all liens, claims, encumbrances, security interests or restrictions on Transfer (other than restrictions on transfer imposed under applicable federal and state securities laws and other than the terms and conditions of this Agreement).

(ii) The purchase price shall be payable (i) solely in cash if purchased by the Member-Spouse or (ii) if purchased by the Company by ten percent (10%) in cash at the closing with the principal balance payable in equal annual installments over the nine (9) year period following the closing, with each principal payment accompanied with accrued and unpaid interest accruing on the outstanding principal balance existing from time to time at the lowest applicable federal rate for mid-term obligations on the closing date. Payments owing after the closing of the Transfer may be prepaid at any time and from time to time, without premium or penalty. Prepayments shall be applied first to accrued and unpaid interest to the date of the prepayment and then to reduce the principal balance due and owing.

(iii) Payments owing by the Company after the closing shall be subordinated and junior in right of payment to all Debt to the extent required by the lender(s) thereof. Each payee agrees to execute and deliver to the Company any subordination, intercreditor, standstill or similar agreement requested by any holder(s) of any such Debt and reasonably acceptable to the Board.

(iv) At the discretion of the Board, the Company’s right and option to purchase may be assigned, in whole or in part, to any holders of Capital Units of the Company, provided that if any Insider would participate in the purchase as such an assignee, then either assignment by the Company must be made to all Preemptive Members in a manner determined by the Board in good faith to be consistent with Section 3.07, mutatis mutandis, or the assignment must be approved by Member Disinterested Approval.

(c) Effect of Marital Transfer. Unless and until the Spouse or other Transferee is admitted as a Member by the Board, the Units and Unit Equivalents held by the Spouse or other Transferee shall have no voting rights to the maximum extent permissible under the DLLCA and any Spouse or other Transferee holding Units or Unit Equivalents as a result of an Event of Martial Transfer agrees to take such actions, and execute such agreements, instruments, documents and certificates, as may be required to effectuate such non-voting status, including any proxy or power-of-attorney in the form prescribed by the Board conferring the Involuntary Transferee’s voting rights upon any Person(s) designated by the Board.

(d) Member to Vote. Upon becoming a Member or Permitted Transferee or within thirty (30) days of any subsequent marriage of a Member or Permitted Transferee, each Member or Permitted Transferee shall, if required by the Board, obtain from their Spouse and deliver to the Company a Spousal Consent. The Spouse, if any, of each Member and Permitted Transferee, by signing a Spousal Consent, grants to the Member or Permitted Transferee an irrevocable and absolute proxy and power of attorney (the proxy and power being coupled with an interest) to (i) take such actions on the Spouse’s behalf without any further deed than the taking of the action by the Member or Permitted Transferee with respect to the Units and Unit Equivalents otherwise held by him, and (ii) sign any document evidencing the action for or on behalf of the Spouse relating to the Units and Unit Equivalents.

Section 4.05 Right of First Refusal.

(a) Offered Units. Subject to the exceptions noted in Section 4.05(b), the Company shall have a right of first refusal if any other Member or Permitted Transferee (the “Offering Member”) receives a bona fide offer from any Person (a “Prospective Transferee”) that the Offering Member desires to accept (a “Transfer Offer”) to Transfer all or any portion of any Units or Unit Equivalents it owns (the “Offered Units”). Each time an Offering Member receives a Transfer Offer for any Offered Units from a Prospective Transferee, the Offering Member shall first make an offering of the Offered Units to the Company in accordance with the following provisions of this Section 4.05, prior to Transferring such Offered Units to the Prospective Transferee.

(b) Offered Units Transfer Exceptions. Notwithstanding anything herein to the contrary, the right of first refusal in Section 4.05(a) shall not apply to any Transfer Offer or Transfer of Units (or applicable Unit Equivalents) that are:

(i) permitted by and made in accordance with Section 4.02;

(ii) proposed to be made by a Dragging Member pursuant to Section 4.06; or

(iii) made by a Tag-along Member upon the exercise of its tag-along right pursuant to Section 4.07 after the Company has declined to exercise their rights in full under this Section 4.05.

(c) Offer Notice.

(i) The Offering Member shall, within five (5) days of receipt of the Transfer Offer, give written notice (a “ROFR Notice”) to the Company stating that it has received a Transfer Offer for the Offered Units and specifying in reasonable detail:

(A) the class(es) and the applicable aggregate number of Offered Units to be Transferred by the Offering Member;

(B) the proposed date, time and location of the closing of the Transfer, which shall not be less than sixty (60) days from the date of the ROFR Notice;

(C) the purchase price per Unit or Unit Equivalent for each applicable class of Offered Units and the manner of payment; and

(D) the name of the Prospective Transferee who has offered to purchase such Offered Units.

In the event of a Transfer Offer involving more than one class of Offered Units, the Offering Member may deliver a single ROFR Notice to the Company.

(ii) The ROFR Notice shall constitute the Offering Member’s offer to Transfer all of the Offered Units to the Company in accordance with the provisions of this Section 4.05, which offer shall be irrevocable until the end of the Company Option Period described in Section 4.05(d)(ii).

(iii) By delivering the ROFR Notice, the Offering Member represents and warrants to the Company that:

(A) the Offering Member has full right, title and interest in and to the Offered Units described in the ROFR Notice;

(B) the Offering Member has all the necessary power and authority and has taken all necessary action to Transfer the Offered Units described in the ROFR Notice as contemplated by this Section 4.05; and

(C) the Offered Units described in the ROFR Notice is free and clear of all liens, claims, encumbrances, security interests or restrictions on Transfer (other than restrictions on transfer imposed under applicable federal and state securities laws and other than the terms and conditions of this Agreement).

(d) Exercise of Right of First Refusal; Assignment to Members.

(i) Upon receipt of the ROFR Notice, the Company shall at all times have the immediate and continuing right and option for a period of sixty (60) days after the Company first receives the ROFR Notice (the “Company Option Period”) to purchase such Units or Unit Equivalents at the purchase price(s) and the payment terms set forth in the ROFR Notice, by giving written notice of exercise of such option to the Offering Member. If the option is exercised, the Offering Member shall be obligated to sell, and the Company shall be obligated to purchase, the Offered Units at a closing which will be on a date determined by the Company (but in any event shall not be less than thirty (30) days from the date the Company provides notice of the exercise of its option).

(ii) At the closing, the Transferor(s) shall deliver to the Transferee(s) the certificate(s) (if any) for the Offered Units being Transferred and such other assignment documentation as the Transferee(s) may reasonably request, free and clear of all liens, claims, encumbrances, security interests or restrictions on Transfer (other than restrictions on transfer imposed under applicable federal and state securities laws and other than the terms and conditions of this Agreement).

(iii) At the discretion of the Board, the Company’s right and option to purchase may be assigned, in whole or in part, to any holders of Capital Units of the Company, provided that if any Insider would participate in the purchase as such an assignee, then either assignment by the Company must be made to all Preemptive Members in a manner determined by the Board in good faith to be consistent with Section 3.07, mutatis mutandis, or the assignment must be approved by Member Disinterested Approval.

(iv) The failure of the Company to deliver notice of the exercise of its option by the end of the Company Option Period shall constitute a waiver of the right of first refusal under this Section 4.05 with respect to the Transfer of the Offered Units, but shall not affect its rights with respect to any future Transfers.

(e) Sale to Proposed Purchaser. If all Offered Units are not purchased pursuant to the above procedures, then the Offering Member may Transfer all of such remaining Offered Units, at a price per share for each applicable class of Offered Units not less than that specified in the ROFR Notice and on other terms and conditions which are not materially more favorable to the Prospective Transferee than those specified in the ROFR Notice, but only to the extent that such Transfer occurs within ninety (90) days after expiration of the Company Option Period; provided, however, that any Transferee shall have executed and delivered to the Company a Joinder Agreement prior to the effective time of such Transfer. Any Offered Units not Transferred within such 90-day period will be subject to the provisions of this Section 4.05 upon subsequent Transfer.

Section 4.06 Drag-along Rights.

(a) Required Participation. Notwithstanding Section 4.01 through Section 4.05, if Dragging Members propose to consummate, in one transaction or a series of related transactions, a Change of Control (a “Drag-along Sale”), the Dragging Members shall provide written notice of the Drag-along Sale to the Company not later than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Change of Control (the “Change of Control Notice”) and, promptly upon receipt, the Company shall provide a copy of the Change of Control Notice to all other Members and Permitted Transferees. The Dragging Members shall have the right, after delivering the Drag-along Notice in accordance with Section 4.06(c) and subject to compliance with Section 4.06(d), to require that each other Member and such Member’s Permitted Transferees (each, a “Drag-along Member”) participate in such Drag-along Sale (including, if necessary, by converting or exercising their Unit Equivalents into the shares of Units to be sold in the Drag-along Sale) on the same terms and conditions as the Dragging Members as set forth in the applicable Drag-along Notice and in the manner set forth in Section 4.06(b).

(b) Sale of Units; Sale of Assets. Subject to compliance with Section 4.06(d):

(i) If the Drag-along Sale is structured as a Change of Control involving the sale of Units, then each Drag-along Member shall sell, with respect to each class of Units proposed by the Dragging Members to be included in the Drag-along Sale, the number of Units and/or Unit Equivalents, as applicable, of such class equal to the product obtained by multiplying (A) the number of Units and/or Unit Equivalents of the applicable class of Units on a Fully Diluted Basis held by such Drag-along Member by (B) a fraction (1) the numerator of which is equal to the number of Units and/or Unit Equivalents of the applicable class of Units on a Fully Diluted Basis that the Dragging Members proposes to sell in the Drag-along Sale and (2) the denominator of which is equal to the number of Units and/or Unit Equivalents of the applicable class of Units on a Fully Diluted Basis held by the Dragging Members at such time; provided, that for purposes of this Section 4.06(b)(i) and the other provisions of this Section 4.06, other than Section 4.06(c)(iii) with regard to the amount of consideration, all classes of Units and applicable Unit Equivalents shall be treated as one class of Units; and

(ii) If the Drag-along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Members, then notwithstanding anything to the contrary in this Agreement, each Drag-along Member shall (A) vote (in person, by proxy or by written consent, as requested) all of its Units (including any voting Units) in favor of the Drag-along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-along Sale and such related actions and (B) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal or other similar rights that it may have in connection with such transaction.

(c) Drag-along Notice. The Dragging Members shall exercise its rights pursuant to this Section 4.06 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Member concurrently with the Change of Control Notice. The Drag-along Notice shall make reference to the Dragging Members’ rights and obligations hereunder and shall describe in reasonable detail:

(i) The name (s) of the Third Party Purchaser;

(ii) The proposed date, time and location of the closing of the Drag-along Sale;

(iii) The proposed amount of consideration in the Drag-along Sale, including, if applicable, the purchase price per Unit (or per Unit Equivalent) of each applicable class of Units (or Unit Equivalents) to be sold, taking into account the calculation of Total Equity Value pursuant to Section 4.06(d)(i), and the other material terms and conditions of the Drag-along Sale; and

(iv) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Conditions of Sale. The obligations of the Drag-along Members in respect of a Drag-along Sale under this Section 4.06 are subject to the satisfaction of the following conditions:

(i) The consideration to be received by each Drag-along Member shall be the same form and amount of consideration to be received by the Dragging Members per Unit (or per Unit Equivalent) of each applicable class of Units (or Unit Equivalents) and the terms and conditions of such sale shall be the same as those upon which the Dragging Members sell its Units; provided, that, notwithstanding any contrary term herein, the aggregate consideration received or receivable in connection with such transaction shall be allocated among the Members in a manner consistent with the calculation of Total Equity Value, as determined by the Board;

(ii) If the Dragging Members or any Drag-along Member is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Members;

(iii) Each Drag-along Member shall execute the applicable purchase agreement (and any related ancillary agreements entered into by the Dragging Members in connection with the Drag-along Sale) and make or provide the same representations, warranties, covenants, indemnities (directly to the Third-Party Purchaser and/or indirectly pursuant to a contribution agreement, as required by the Dragging Member), purchase price adjustments, escrows and other obligations as the Dragging Members makes or provides in connection with the Drag-along Sale; provided, however (A) each Member’s and Permitted Transferee’s indemnification obligations with respect to breach of any representations and warranties shall be limited to the proceeds from the transaction paid to the Member and his, her or its Permitted Transferees (in the aggregate) and (B) no Institutional Member will be required to enter into any non-competition, non-solicitation (vendor, customer or employee), confidentiality or other customary sell-side restrictive covenant agreement.

(e) Cooperation. Each Drag-along Member shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member.

(f) Fees and Expenses. The fees and expenses of the Dragging Members (either directly or indirectly by the Company and any Company Subsidiary) incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Members, to the extent not paid or reimbursed by the Company, any Company Subsidiary or the Third Party Purchaser, shall be shared by the Dragging Members and all the Drag-along Members on a pro rata basis, based on the aggregate consideration received by each such Member in the Drag-along Sale.

Section 4.07 Tag-along Right.

(a) Participation on Sale of Units. Except in connection with a Transfer pursuant to Section 4.02, or a Transfer which is subject to Section 4.03 through Section 4.05, if Dragging Members propose to Transfer twenty-five percent (25%) or more of their Units (or Unit Equivalents) (whether or not in connection with a Change of Control) but have not delivered a Drag-along Notice, each other Member and their Permitted Transferees (each, a “Tag-along Member”) shall have the right and option to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 4.07. This participation right and the terms and conditions set forth in this Section 4.07 shall be applied with all classes of Units and applicable Unit Equivalents shall be treated as one class of Units in any Tag-along Sale other than with regard to the amount of consideration calculated with respect to each Unit or Unit Equivalent. Dragging Members shall provide written notice of the Tag-along Sale to the Company not later than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to such Tag-along Sale and, promptly upon receipt, the Company shall provide a copy of the notice to all other Members and Permitted Transferees

(b) Tag-along Notice. The Tag-along Member shall deliver to the Company and each Dragging Member a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale within ten (10) days of receipt of the notice provided pursuant to the preceding paragraph. Each Tag-along Member may exercise its right to participate in the Tag-along Sale on same terms and conditions as would have applied to such Tag-along Member had the Dragging Members exercised their option pursuant to Section 4.06, mutatis mutandis (including, for purposes of clarity, that the aggregate consideration received or receivable in connection with a Tag-along sale shall be allocated among the Members in a manner consistent with the calculation of Total Equity Value, as determined by the Board). The election of each Tag-along Member set forth in a Tag-along Notice shall be irrevocable, and such Tag-along Member shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 4.07.

(c) Waiver. Each Tag-along Member who does not deliver a Tag-along Notice in compliance with Section 4.07(b) shall be deemed to have waived all of such Tag-along Member’s rights to participate in the Tag-along Sale with respect to the Units (or applicable Unit Equivalents) owned by such Tag-along Member.

Section 4.08 Repurchase of Management Member Units. The Company will have the right and option, as determined by the Board, to repurchase any Units or Unit Equivalents owned by a Management Member or his or her Permitted Transferees upon any termination of such Management Member’s employment with the Company or any Company Subsidiary at the price and terms set forth in his or her subscription, grant, award or other agreement.

ARTICLE V

COVENANTS

Section 5.01 Other Business Activities. The parties hereto, including the Company, expressly acknowledge and agree that: (i) the Members and their Affiliates are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company or any Company Subsidiary that are engaged in the business of the Company or any Company Subsidiary, or that are or may be competitive with the Company or any Company Subsidiary (any such other investment or relationship, an “Other Business”); (ii) none of the Members or their Affiliates will be prohibited by virtue of the Members’ investments in the Company from pursuing and engaging in any Other Business; (iii) none of the Members or their Affiliates will be obligated to inform the Company or any other Member of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (iv) nothing contained herein shall limit, prohibit or restrict any Member Director from serving on the board of directors or other governing body or committee of any Other Business; and (v) no other Member or Permitted Transferee will acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Members or their Affiliates. The parties hereto expressly authorize and consent to the involvement of the Members and/or their Affiliates in any Other Business; provided, that any transactions between the Company and/or any Company Subsidiaries and an Other Business will be on terms no less favorable to the Company and/or any Company Subsidiaries than would be obtainable in a comparable arm’s-length transaction. The parties hereto expressly waive, to the fullest extent permitted by applicable Law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company, any Member or Permitted Transferee or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company, any Member or Permitted Transferee.

Section 5.02 Confidentiality Commitment. Each Member and Permitted Transferee covenants and agrees that he, she or it shall not, directly or indirectly, disclose or disseminate, or encourage others to disclose or disseminate, to any Person, any of the Confidential Information, or use any such Confidential Information other than in connection with satisfying such Member’s obligations or exercising such Member’s rights hereunder. Such prohibition against disclosing, disseminating or using such Confidential Information will expire two (2) years after the last date upon which such Member and/or its Permitted Transferees no longer holds any Units or Unit Equivalents that nothing herein shall supersede or limit any statutory or other legal protection available to protect any trade secrets of the Company or any Company Subsidiary. Within five (5) days of the date upon which such Member and his, her or its Permitted Transferees no longer holds any Units, such Member or Permitted Transferee, as the case may be, shall deliver to the Company or destroy (to the extent technically reasonable) all Confidential Information and all documents, schedules, reports, records, notebooks and similar documents or repositories of Confidential Information, including all copies thereof, then in the Member’s or Permitted Transferee’s possession or under such Member’s or Permitted Transferee’s control, whether prepared by such Member or Permitted Transferee or by others; provided, however, that such Member or Permitted Transferee may retain one (1) copy of any such information or materials solely to the extent necessary for purposes of advising such Member or Permitted Transferee of his, her or its ongoing rights and/or obligations hereunder. Notwithstanding the foregoing, any Member or Permitted Transferee may disclose Confidential Information to the extent determined in good faith to be legally required pursuant to any applicable Law or judgment, order or decree of a Governmental: Authority, provided that, if legally permissible, the proposed discloser agrees to use reasonable best efforts to provide the Board with prior written notice of the intent to disclose and cooperate in good faith with the Company’s lawful efforts to obtain any protective order or other appropriate remedy therefor, at the Company’s election and expense.

Section 5.03 Immunity. With respect to the disclosure of a Trade Secret and in accordance with 18 U.S.C. § 1833, an employee-Member shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a Trade Secret that (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, provided that, the information is disclosed solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding filed under seal so that it is not disclosed to the public. Any employee-Member is further notified that if such employee-Member files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the employee-Member may disclose the Company’s Trade Secrets to his or her attorney and use the Trade Secret information in the court proceeding, provided that the employee-Member files any document containing the Trade Secret under seal so that it is not disclosed to the public and does not disclose the Trade Secret, except pursuant to court order.

Section 5.04 Financial Reporting. The Company will provide each Capital Unitholder with copies of quarterly and annual consolidated financial statements of the Company and, commencing with the 2022 fiscal year, a copy of the Company’s annual budget. The financial statements will include consolidated statements of income, balance sheet and cash flow and will be provided no later than 45 days after the close of a fiscal quarter and no later than 135 days after the close of a fiscal year (180 days for the year ended December 31, 2020) and will reflect the Company’s audited financial results. In addition, monthly consolidated financial statements will be provided to any Capital Unitholder who requests such in writing.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS; TAX MATTERS

Section 6.01 Distributions.

(a) To the extent that the Company receives cash proceeds from any of its Subsidiaries and/or funds of the Company are otherwise available (subject to withholding by the Board for expenses owed by the Company), the Board shall cause the Company to make Distributions in the following order of priority:

(i) first, to the Capital Unitholders (in the proportion that each Capital Unitholder’s share of Unreturned Capital with respect to all Capital Units outstanding immediately prior to such Distributions bears to the aggregate amount of Unreturned Capital with respect to all Capital Units outstanding immediately prior to such Distribution) until the aggregate amount of Unreturned Capital with respect to all Capital Units has been reduced to zero;

(ii) second, after the full required amount has been distributed pursuant to Section 6.01(a)(i), any remaining amounts pursuant to the following steps:

(A) first, on a provisional basis, 100% to the Capital Unitholders ratably among such holders based upon the outstanding Capital Units held by each such holder immediately prior to the Distribution with the amount determined pursuant to this Section 6.01(a)(ii)(A) for each Capital Unitholder (the “Initial Profits Distribution Amount”) to be distributed pursuant to Section 6.01(a)(ii)(B) with respect to each Class A Unitholder (and each Class C Unitholder as set forth therein) and pursuant to Section 6.01(a)(ii)(C) with respect to each Class B Unitholder;

(B) second, with respect to each Class A Unitholder’s Initial Profits Distribution Amount in the following order of priority,

(1) first, 100% of such Initial Profits Distribution Amount shall be distributed to such Class A Unitholder until the Class A Unitholder has received aggregate distributions in the current and prior Fiscal Periods pursuant to this Section 6.01(a)(ii)(B)(1) equal to an IRR of 8% (with such amount when divided by 0.9 equal to the “IRR Profits Distribution”);

(2) second, 100% of such remaining Initial Profits Distribution Amount shall be distributed to the Class C Unitholders (ratably among such Class C Unitholders based upon the number of Class C Units held by each such holder immediately prior to such Distribution) until the Class C Unitholders have received aggregate distributions in the current and prior Fiscal Periods pursuant to this Section 6.01(a)(ii)(B)(2) equal to 10% of the IRR Profits Distribution;

(3) third, 90% of the balance of such Initial Profits Distribution Amount shall be distributed to such Class A Unitholder, and 10% of the balance of such Initial Profits Distribution Amount shall be distributed to the Class C Unitholders (ratably among such holders based upon the number of Class C Units held by each such holder immediately prior to such Distribution);

(C) third, with respect to each Class B Unitholder’s Initial Profits Distribution Amount, 100% of such Initial Profits Distribution Amount shall be distributed to such Class B Unitholder.

Section 6.02 Capital Account Allocations. Except as otherwise provided in Section 6.03 or Section 6.04, and except to the extent prohibited by the Code and Treasury Regulations, Profits and Losses for any Fiscal Year will be allocated, after the hypothetical liquidation defined in the next sentence, among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of (a) the Capital Account of each Unitholder, (b) such Unitholder’s share of Minimum Gain, and (c) such Unitholder’s Partner Minimum Gain will be equal to the respective net amounts, positive or negative, that would be distributed to it pursuant to Section 6.01 or for which it would be liable to the Company under the DLLCA. The allocation in the immediately preceding sentence will be determined as if the Company were first to liquidate the assets of the Company for an amount equal to their Book Value and distribute the proceeds of liquidation pursuant to Section 6.01.

Section 6.03 Regulatory Allocations. Despite any other provisions of this Article VI, this Agreement shall be deemed to contain provisions relating to “minimum gain chargeback,” “nonrecourse deductions,” “qualified income offset,” “gross income allocations,” and any other provision required to be contained in this Agreement pursuant to the Treasury Regulations promulgated under section 704(b) of the Code (the “Regulatory Allocations”), other than any requirement that a Member be required to contribute to the Company an amount equal to any deficit in the Member’s Capital Account.

No allocation of Loss shall be made to a Member if the allocation would result in a negative balance in the Member’s Capital Account in excess of the amount the Member is deemed obligated to restore pursuant to the penultimate sentences of sections 1.704 2(g)(1) and (I)(5) of the Treasury Regulations. If there is a negative balance in the Member’s Capital Account in excess of the amount(s) set forth above, the Member shall be allocated income and gain in the amount of that excess as quickly as possible. Any Loss that cannot be allocated to a Member pursuant to the restrictions contained in this paragraph shall be allocated to other Members.

The Regulatory Allocations are intended to comply with the Treasury Regulations promulgated under section 704(b) of the Code. The other provisions of this Article V notwithstanding, the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, and deduction among the Members so that, to the extent possible, the net amount of the allocations of other Profits, Losses, and other items and the Regulatory Allocations to each Member shall equal the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

Section 6.04 Other Allocation Rules.

(a) If Unitholders acquire Units or other New Securities on different dates, then the Company constituent items of income, gain, loss, deduction and credit allocated to the Unitholders for each Company taxable year during which Unitholders are admitted will be allocated among the Unitholders in proportion to their respective pro rata shares during such Company taxable year using any convention permitted by Code § 706 and selected by the Board.

(b) If a Unitholder Transfers Units during a Company taxable year, then the allocation of Company constituent items of income, gain, loss, deduction and credit allocated to such Unitholder and its Transferee for such Company taxable year will be made between such Unitholder and its Transferee in accordance with Code § 706 as the Board determines in good faith utilizing any convention permitted by Code § 706.

(c) If any portion of gain from the sale of Holdings Intermediate stock is treated as gain attributable to the sale of “qualified small business stock” under Code Section 1202 (“Section 1202 Gain”), then such Section 1202 Gain shall be allocated among the Unitholders pro rata based on the total amount of Profits allocated to each Unitholder attributable to such sale.

Section 6.05 Tax Allocations.

(a) General. Except as provided in Section 6.05(b), items of Company income, gain, loss, deduction and credit shall be allocated, for federal, state and local income tax purposes, among the Unit holders in the same manner as its corresponding item of “book” income, gain, loss or deduction was allocated under Section 6.02 and Section 6.03.

(b) Section 704(c). Items of taxable income, gain, loss and deduction with respect to Company property that has a Book Value different from its adjusted basis for federal income tax purposes will be shared among the Unit holders to account for that difference in accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder. The Board may select any reasonable method or methods for making such allocations including, without limitation, any method described in Treasury Regulations Sections 1.704-3(b), (c) or (d). In the event the Book Value of any Company property is adjusted pursuant to the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to that property shall take into account any variation between that property’s adjusted basis for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(c) Tax Purposes Only. Allocations pursuant to this Section 6.05 are solely for purposes of federal, state and local taxes and will not affect, or influence the computation of, any Unitholder’s Capital Account or share of Profits, Losses, distributions or other Company items pursuant to any provision of this Agreement.

Section 6.06 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If the Company is required by applicable Law to make any payment to a Governmental Authority that is specifically attributable to a Unitholder or a Unitholder’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder will indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 6.06. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 6.06 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 6.06, the Company will be considered as continuing in existence.

Section 6.07 Preparation of Tax Returns. The Company will arrange for the preparation and timely filing (including extensions) of all Tax Returns required to be filed by the Company.

Section 6.08 Tax Elections. The Taxable Year is the Fiscal Year. The Board will determine in good faith whether to make or revoke any available election pursuant to the Code, including elections under Code § 754. The Company will make the basis adjustments, if any, as may be required under Code § 734 and Code § 743 in the absence of a Code § 754 election. Each Unitholder will supply, upon request, any information necessary to give proper effect to any such election.

Section 6.09 Tax Controversies. The Board shall have the authority to appoint a Partnership Representative. The initial Partnership Representative shall be an individual approved by the Board. The Partnership Representative shall have the rights, power and authority, and shall be subject to all of the obligations, for the making of any elections and the conduct of, and the decision to initiate (where applicable), any administrative and judicial proceedings involving the Company under the partnership audit provisions of Subchapter C of Chapter 63 of the Code as amended by the Bipartisan Budget Act of 2015 (such provisions, together with applicable Treasury Regulations and other Internal Revenue Service guidance are referred to herein as the “Partnership Audit Rules”). Such authority shall include the ability to elect out of the Partnership Audit Rules under Code Section 6221(b), if applicable, in the Partnership Representative’s sole and absolute discretion. Each Member agrees to be bound by the decisions and elections made by the Partnership Representative under the Partnership Audit Rules. Each Member agrees to cooperate with the Partnership Representative and to do, or refrain from doing, any or all things reasonably necessary as required by the Partnership Representative in connection with the conduct of any proceedings under the Partnership Audit Rules, including, but not limited to, upon the Partnership Representative’s request, (A) a Member shall provide the Partnership Representative with any information regarding such Member’s income tax returns and liabilities that may be relevant under Code Section 6225(c) or other similar state, local, or non-U.S. tax law, and (B) file amended income tax returns as provided in Section 6225(c)(2), with timely payment of any tax, interest, and penalties due on such amended income tax returns. Any imputed underpayment imposed on the Company pursuant to Code Section 6232 (and any related interest, penalties or other additions to tax) that the Partnership Representative reasonably determines is attributable to one or more Members (including any former Member) shall be promptly paid by such Members to the Company (pro rata in proportion to their respective shares of such underpayment) within fifteen days following the Partnership Representative’s request for payment which request for payment, for avoidance of doubt, will be made only after the Company has received a notice of final partnership adjustment pursuant to Code Section 6231 (and any failure to pay such amount, in the Board’s sole and absolute discretion, shall result in a subsequent reduction in Distributions otherwise payable to such Member); provided, that in making the determination of which Members (including former Members) any such imputed underpayment is attributable to, the Partnership Representative will allocate any imputed underpayment imposed on the Company (and any related interest, penalties, additions to tax and audit costs) among the Members in good faith taking into account each Member’s particular status. All costs and expenses incurred by the Partnership Representative in performing its duties as such shall be borne by the Company. In addition, the Company shall indemnify the Partnership Representative for all reasonable expenses incurred with respect to a proceeding if the Partnership Representative was a party to the proceeding in the capacity of a Partnership Representative. The provisions of this Section 6.09 shall survive the termination, dissolution, liquidation and winding up of the Company or the termination of any Member’s interest in the Company (by withdrawal, transfer of Units, or otherwise) and, unless specifically released by the Company, will remain binding on the Members and former Members for as long a period of time as is necessary to resolve with any taxing authority any and all matters regarding the U.S. federal, state, local, or non-U.S. income taxation of the Company or the Members. For the avoidance of doubt, the provisions of this Section 6.09 (including, without limitation, the rights and authority of the Partnership Representative) shall apply by analogy as interpreted by the Partnership Representative to any state, local, or non-U.S. income tax audit procedure that assesses or otherwise imposes (or could result in the imposition of) income taxes that are due and payable by the Company.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

Section 7.01 Dissolution. A dissolution of the Company will not occur because of an Event of Withdrawal or the admission of new Members or Permitted Transferees. The Company will dissolve and its affairs will be wound up only after the earliest of:

(a) the Board’s determination to dissolve the Company; and

(b) the entry of a decree of dissolution of the Company under Section 18-802 of the DLLCA.

Section 7.02 Liquidation and Termination. Upon the dissolution of the Company, the Board will act as liquidator or may appoint any other Person(s) to serve as liquidator(s). The liquidators will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the DLLCA. The Company will bear the costs of liquidation as an Company expense. Until final distribution, the liquidators will operate the Company properties with all power and authority of the Board.

(a) To effect the liquidation of the Company, the liquidators will:

(i) pay, satisfy or discharge from the Company assets all debts, liabilities and obligations of the Company (including expenses incurred in liquidation) or otherwise make adequate provision for the payment, satisfaction or discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators reasonably determine);

(ii) as promptly as practicable thereafter, (A) sell the Company’s remaining assets (the “Liquidation Assets”) and (B) determine the amounts to be distributed to each Unitholder in accordance Section 6.01, and (C) deliver to each Unitholder a statement (“Liquidation Statement”) setting forth the amount and recipients of such Distributions; and

(iii) thereafter the liquidators will promptly distribute the Company’s Liquidation Assets to the holders of Units in accordance with Section 6.01.

(b) In making distributions under Section 6.01, the liquidators will allocate each type of Liquidation Assets (i.e., cash or cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each Unitholder. To the extent that securities are distributed to any Unitholders in connection with the liquidation, such Unitholders hereby agree to enter into a securityholders agreement with the Company and the other Unitholders restricting the Transfer of such securities and including other provisions (including with respect to the governance and control of the issuer of such securities) comparable to the Transfer restrictions and provisions of this Agreement. The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 7.02 will constitute a complete return to the Unitholder of its Capital Contributions (whether or not such distribution equals or exceeds the Unitholder’s Capital Contributions) and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and will constitute a compromise to which all Unitholders have consented within the meaning of the DLLCA. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.

Section 7.03 Cancellation of Certificate. After the distribution of Company assets as provided herein, the Company will be terminated and the Board (or such other Person as the DLLCA may require or permit) will file a certificate of cancellation with the Delaware Secretary of State, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary or advisable to terminate the Company. The Company will continue in existence for all purposes of this Agreement until terminated pursuant to this Section 7.03.

Section 7.04 Return of Capital. The return of Capital Contributions to the Unitholders will be made solely from Company assets and the liquidators will not be personally liable for the return of Capital Contributions.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties. Each Member and Permitted Transferee, severally and not jointly, represents and warrants to the Company and each other Member that:

(a) Such Person has full capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Person. Such Person has duly executed and delivered this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(c) The execution, delivery and performance by such Person of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any applicable Law or (ii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Person is a party.

(d) Except for this Agreement, such Person has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Units or Unit Equivalents of the Company, including agreements or arrangements with respect to the acquisition or disposition of any such Units or Unit Equivalents or any interest therein or the voting of any Units or Unit Equivalents (whether or not such agreements and arrangements are with the Company or any other Member or Permitted Transferee).

(e) Subject to the other provisions of this Agreement, the representations and warranties contained herein shall survive the date of this Agreement and shall remain in full force and effect for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member and Permitted Transferee hereby agrees, at the good faith request of the Board, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 9.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or to the electronic mail address contained in the Company records (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03).

Section 9.04 Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 9.05 Entire Agreement. This Agreement, together with the Certificate of Formation, the Member Subscription Agreements and any Joinder Agreements executed after the date hereof (collectively, the “Related Agreements”), and all related exhibits and schedules hereto and thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous limited liability company agreement(s) and all other understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 9.06 Successors and Assigns. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

Section 9.07 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08 Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by the Board and which is approved by Member Majority Approval or Member Disinterested Approval, as the case may be. Any such written amendment or modification will be binding upon the Company and each Member and Permitted Transferee; provided, that an amendment modifying the rights or obligations of any Member or Permitted Transferee in a manner that is disproportionately adverse to such Member or Permitted Transferee as compared to similarly situated holders of Units or Unit Equivalents shall be effective only with that Member’s or Permitted Transferee’s written consent. Notwithstanding the foregoing, amendments to the books and records of the Company following any new issuance, redemption, repurchase or Transfer of Units or Unit Equivalents in accordance with this Agreement may be made by the Board without the consent of or execution by any other Person.

Section 9.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 9.09 shall diminish any of the explicit and implicit waivers described in this Agreement.

Section 9.10 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 9.11 Submission to Binding Arbitration. In the event of any claim or controversy arising out of or relating to this Agreement, or a breach thereof, the parties shall attempt to settle such dispute by mediation administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”). Such mediation shall take place in Chicago, Illinois unless otherwise agreed to in writing by the parties. If settlement is not reached within thirty (30) days after the service of written demand for mediation, any unresolved dispute shall be settled by arbitration, administered by JAMS pursuant to its Comprehensive Rules and Procedures for Arbitration by one (1) independent and impartial arbitrator and shall take place in Chicago, Illinois. If the parties cannot agree on an arbitrator within ten (10) days after the end of the mediation period, JAMS shall appoint one. Judgment upon any award rendered in arbitration shall be binding on the parties and may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award attorneys’ fees and other reasonable costs of arbitration to the prevailing party. Otherwise, each party shall bar its own costs and attorneys’ fees and shall share equally in the fees and expenses of the arbitrator. The parties shall keep confidential and not disclose to any third party that any such dispute has occurred or the resolution thereof.

Section 9.12 Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 9.13 Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. A facsimile, portable document format (.pdf) or other electronic signature of this Agreement shall be as effective as an original.

Section 9.15 Legend. In addition to any other legend required by applicable Law, all certificates representing issued and outstanding Units shall bear a legend approved by the Board.

Section 9.16 Irrevocable Proxy and Power of Attorney. Each Member and Permitted Transferee hereby appoints the Board and any designee of the Board (including their designated liquidator(s)) its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to such Member and/or Permitted Transferee’s Units (or applicable Unit Equivalents) in accordance with the provisions of Article II and Section 4.06 hereof. This proxy and power of attorney is given to secure the performance of the duties of the Member and Permitted Transferees under this Agreement. Each Member and Permitted Transferee shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Member and Permitted Transferee shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by any Member or Permitted Transferee with respect to such Member’s or Permitted Transferee’s Units or applicable Unit Equivalents. The foregoing power of attorney is irrevocable, coupled with an interest, will survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of any Units and will extend to such Unitholder’s successors and permitted assigns.

Section 9.17 Counsel for Company. This Agreement has been drafted by Godfrey & Kahn, S.C. (“G&K”), as counsel for the Company. Each Member and Permitted Transferee acknowledges and agrees that G&K has not represented any Member, Permitted Transferee or other Person in any way in connection with this Agreement and each such Member and Permitted Transferee has had the opportunity to seek advice of independent legal counsel.

Section 9.18 Relationship to Related Agreements. In the event of an inconsistency or conflict between the provisions of this Agreement and any provisions of any Related Agreement with respect to the subject matter herein, the Board shall have the sole right and authority to resolve any such conflict or inconsistency and its determination shall be binding and conclusive absent manifest error.

Section 9.19 Institutional Member. Notwithstanding anything herein to the contrary, nothing in this Agreement shall affect, limit or impair the rights and remedies of the Institutional Members or any of their Affiliates in their capacity as a lender (or as agent for the lenders) to the Company or any of its Subsidiaries, as applicable (a) pursuant to that certain Credit Agreement, by and among DASH, as borrower, Holdings Intermediate, as a guarantor, the subsidiaries of the credit parties that are guarantors from time to time party thereto, the lenders from time to time party thereto, and Tree Line Capital Partners, LLC, in its capacity as administrative Agent and collateral Agent (the “Credit Agreement”) or any other any agreement under which the Company or any of its Subsidiaries has or from time to time will have borrowed money or (b) pursuant to that certain Subordinated Working Capital Promissory Note, by DASH and Holdings Intermediate, as borrower, and BRF Finance Co., LLC, in the original principal amount of $3,000,000. Without limiting the generality of the foregoing, any such Person, in exercising its rights as a lender (or agent), including making decisions whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a direct or indirect equity holder of the Company or any of its Subsidiaries, (ii) the best interests of the Company or any of its Subsidiaries, or (iii) any duty it may have to any other direct or indirect equity holder of the Company or any of its Subsidiaries, except as may be required under the Credit Agreement, any other applicable loan documents or by applicable law.

[Signatures follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Liability Company Agreement to be executed as of the date first written above.

COMPANY:

DASH MEDICAL HOLDING, LLC

By:	/s/ Joseph Kubicek
Name:	Joseph Kubicek
Title:	Authorized Representative

By:	/s/ Randy Paulson
Name:	Randy Paulson
Title:	Authorized Representative

CLASS A UNITHOLDERS:

Prior signature pages hereto and/or Joinder Agreements are on file with the Company.

CLASS B UNITHOLDERS:

Prior signature pages hereto and/or Joinder Agreements are on file with the Company.

CLASS C UNITHOLDERS:

JOSEPH H. KUBICEK REVOCABLE TRUST

By:	/s/ Joseph Kubicek
Joseph Kubicek, Trustee

By:	/s/ Randy Paulson
Name:	Randy Paulson

[Signature Page to LLC Agreement]

Schedule A

Initial Capital Contributions; Initial Class A, B and C Units Issued

Maintained in the Company’s Membership Records Book

Schedule B

See the attached.

IRR and Carry Illustration

Applicable to Class A Unitholders

Initial Investment (“Cash Outflow”):	$100.00

IRR Computation:

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10

8.0%	108.00	116.64	125.97	136.05	146.93	158.69	171.38	185.09	199.90	215.89

Cash Distribution #1 (end of year 4):	$175.00	Comments

- Return of investment [6.01(a)(i)]	$100.00
- Return of 8% IRR to investor [6.01(a)(ii)(B)(1)]	$36.05	Represents 90% of the IRR Profits Distribution
- Lead Investor 10% Carry on investor IRR return [6.01(a)(ii)(B)(2)] split 90%/10% [6.01(a)(ii)(B)(3)]	$4.01	Represents 10% of the IRR Profits Distribution Remaining distribution
o Class A Unitholder (90%)	$31.45
o Lead Investor Carry (10%)	$3.49

Cash Distribution #2 (end of year 7):	$200.00

- Return of investment [6.01(a)(i)]	$0.00	Initial Investment previously returned year 4
- Return of 8% IRR [6.01(a)(ii)(B)(1)]	$0.00	Year 4 distribution exceeded 8% IRR on investment
- Lead Investor 10% Carry on 8% IRR [6.01(a)(ii)(B)(2)]	$0.00
- Remaining distribution split 90%/10% [6.01(a)(ii)(B)(3)]
o Class A Unitholder (90%)	$180.00
o Lead Investor Carry	$20.00

Summary

Total A Unit Profits	$275.00	$375 distribution proceeds less $100 investment

- A Unitholder Share (90%)	$247.50
- Lead Investor Carry (10%)	$27.50

Exhibit C

Investor Suitability Questionnaire

See attached.

INVESTOR SUITABILITY QUESTIONNAIRE

DASH Medical Holdings, LLC

c/o DASH Medical Gloves, LLC

9635 South Franklin Drive

Franklin, WI 53132

The undersigned is furnishing the information contained herein to you in order to enable you to determine whether the Subscription Agreement of the undersigned to purchase units (the “Units”) of Dash Medical Holdings, LLC (the “Company”) may be accepted by you in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws. The undersigned understands that (a) you will rely on the information contained herein in order to make such determination, (b) the Units will not be registered under the Act in reliance upon the exemptions from registration available thereunder, and (c) this Questionnaire is not an offer of any Units or any other securities to the undersigned. The undersigned also agrees that the Company may rely upon the information provided herein in determining whether to consent to the purchase of the Units under the Subscription Agreement.

Accordingly, the undersigned hereby makes the following representations and provides the following information:

(1) Please initial in the space provided all applicable items in Subsection (a) and one alternative in Subsection (b).

(a)	The undersigned is an “Accredited Investor” as defined in Rule 501(a) under the Act because:

_____ (i)	The undersigned, individually or jointly with his or her spouse or spousal equivalent, has a net worth in excess of $1,000,000 (for purposes of this item, “net worth” means the excess of total assets at fair market value over total liabilities.) This “net worth” calculation must exclude the value of your primary residence. The related amount of indebtedness, such as a mortgage, on your primary residence up to its fair market value need not be included as a liability in the “net worth” calculation. However, any indebtedness on your primary residence in excess of its fair market value must be included as a liability in the calculation. Additionally, any indebtedness secured by your primary residence is included as a liability in the calculation if the debt was incurred during the sixty-day period prior to the date of your subscription, unless such indebtedness resulted from the acquisition of your primary residence; or

_____ (ii)	The undersigned has had individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

_____ (iii)	The undersigned is a private business development company defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); or

_____ (iv)	The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000; or

_____ (v)	The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person whose knowledge and experience in business and financial matters are such that he is capable of evaluating the merits and risks of an investment in the Units; or

_____ (vi)	The undersigned is a bank, as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with investment decisions made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_____ (vii)	The undersigned holds in good standing one or more of the following: General Securities Representative license (Series 7), Private Securities Offerings Representative License (Series 82), or Investment Adviser Representative license (Series 65); or

_____ (viii)	The undersigned is a “knowledgeable employee,” as defined in Rule 3c5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such act; or

_____ (ix)	The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or a director, executive officer, or general partner of a general partner of that issuer; or

_____ (x)	The undersigned is an investment adviser registered pursuant to Section 203 of the Advisers Act, or registered pursuant to the laws of a state; or

_____ (xi)	The undersigned in an investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act; or

_____ (xii)	The undersigned is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; or

_____ (xiii)	The undersigned is an entity of a type not listed in paragraphs (iii) through (xii), above, not formed for the purpose of acquiring the Units, owning investments in excess of $5,000,000;

_____ (xiv)	The undersigned is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the Units; and (iii) the prospective investment of which is directed by a person who has such knowledge and experience in financial and business matters such that such family office is capable of evaluating the merits and risks of the prospective investment; or

_____ (xv)	The undersigned is a “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in paragraph (xiv), above, and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (xiv), above; or

_____ (xvi)	The undersigned is a corporation, partnership, limited liability company or other entity all the equity investors of which satisfy the standards set forth in any of items (i) through (xv), above; or

_____ (xvii)	The undersigned is otherwise an “Accredited Investor” as defined in Rule 501(a) promulgated under the Act on the grounds specified below (please attach additional sheets if necessary to provide complete information).

(b)	Select one of the following. Persons who do not qualify under Subsection (i) must qualify under Subsection (ii) and provide a completed Purchaser Representative Questionnaire, which is available from the Company upon request.

_____ (i)	The undersigned, or the person or persons directing the undersigned’s investment in the Units, has such knowledge in financial and business matters as to be capable of evaluating the relative merits and risks of an investment in the Units, and has not retained a purchaser representative in connection with the evaluation of such merits and risks; or

_____ (ii)	The undersigned has retained a purchaser representative, __________________________ (name of purchaser representative) who has completed and delivered to you a Purchaser Representative Questionnaire, and who has the requisite knowledge in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

(2) The undersigned is willing and able to bear the economic risk of an investment in the Units in an amount equal to the total amount for which the undersigned desires to subscribe. In making the foregoing statement, the undersigned has given consideration to whether he or she can afford to hold the Units indefinitely and whether, at the present time, he or she can afford a complete loss of such investment in the Units.

(3) Any purchase of the Units will be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, division or other distribution thereof.

(4) The undersigned hereby represents and warrants to you that (a) the information contained herein is true, accurate and complete and may be relied upon by you, and (b) the undersigned will notify you immediately of any material change in any of the information contained herein occurring prior to your acceptance of any subscription from the undersigned with respect to the purchase of any Units by the undersigned.

THE FOLLOWING INFORMATION IN ITEMS (5) AND (6), WHERE APPLICABLE, MUST BE PROVIDED BY EACH PROSPECTIVE OFFEREE:

(5)	Name (Individual or Business): _______________________________________ Age: __________

(6)	Residence or business address and telephone number:

Email address:

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Investor Suitability Questionnaire this ______ day of _______________, 2021.

SIGNATURE BLOCK FOR INDIVIDUALS

Individual Ownership Type:
(Check one)		Signature of Individual Offeree

☐	INDIVIDUAL OWNERSHIP
	(One signature required)	Print Name of Individual Offeree

☐	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
	(All tenants must sign)	Signature of Individual Offeree (if more than one)

☐	TENANTS IN COMMON
	(All tenants must sign)	Print Name of Individual Offeree (if more than one)

SIGNATURE BLOCK FOR ENTITIES

Entity Ownership Type:
(Check one)		Print Name of Entity Offeree

☐	TRUST	By:
Signature
☐	CORPORATION

☐	GENERAL PARTNERSHIP	Title:
Trustee, Partner or Authorized Officer
☐	LIMITED PARTNERSHIP

☐	LIMITED LIABILITY COMPANY

☐	RETIREMENT PLAN
(IRA/SEP/Keogh/etc.)

Exhibit D

RISK FACTORS

The purchase of Class B Units (the “Class B Units”) of DASH Medical Holdings, LLC, a Delaware limited liability company (the “Company”), involves a high degree of risk. Unless otherwise set forth herein, capitalized terms undefined in this document shall have the meaning set forth in the Subscription Agreement to which this exhibit is attached. In analyzing whether to purchase the Class B Units, you should carefully consider the risks of this investment, including the following:

1. Dependence upon Success of Underlying Operating Company. It is anticipated that the Company will invest substantially all of its assets in DASH Holding Company, Inc., a Delaware corporation (“DASH Holding Company”), which in turn will invest substantially all of its assets in DASH Medical Gloves, LLC, a Wisconsin limited liability company (“DASH Medical Gloves”), which shall become a wholly owned subsidiary of the DASH Holding Company. As such, the Company’s success will depend entirely on the success of DASH Holding Company and DASH Medical Gloves.

2. COVID-19 Risks. The impact of and actions taken in response to COVID-19 have had an impact on the branded hand protection and other safety products industry generally and DASH Medical Gloves. The global spread of COVID-19 has created significant volatility, uncertainty and economic disruption.

As a provider of branded hand protection and other safety products, DASH Medical Gloves’ revenue and gross profit significantly increased during the COVID-19 pandemic. In particular, revenue increased from $32.1 million for 2019 to $41.2 million for 2020. Gross profit increased from $12.9 million for 2019 to $23.6 million in 2020. There can be no assurances of similar financial results in future financial periods.

The unprecedented demand associated with COVID-19 led to significant supply chain shortages globally and rapidly escalating prices, which in part related to shortages of raw material supply, as well as shortages of glove manufacturing capacity and labor challenges related to COVID-related shutdowns. COVID-19 and actions taken in response thereto have impacted product deliveries as supply timelines. Supply lead times and variability have increased.

3. Products Liability. A successful products liability claim brought against the Company could have a material adverse effect on the Company’s business, operating results and financial condition. Even unsuccessful claims could result in the expenditure of funds in litigation, as well as diversion of management time and resources. There can be no assurance that the Company will not be subject to such claims in the future.

D-1

4. Determination of Purchase Price for the Class B Units. The purchase price for the Class B Units was determined solely by the Company and may bear no relation to established valuation criteria. As such, there can be no assurance that the purchase price represents fair market value for the Class B Units. No formal or independent fair market valuation of the Company or the Class B Units has been obtained.

5. Long-Term Investment and Transfer Restrictions. Investors should be aware of the potentially long term nature of their investment in the Class B Units. Accordingly, you must bear the economic risk of an investment in the Class B Units for an indefinite period. Federal and state securities laws and the LLC Agreement limit the transferability or the assignability of the Class B Units. Should a change in circumstances arising from an event not currently contemplated cause an investor to desire to transfer his, her or its Class B Units, or any portion thereof, he, she or it may be permitted to do so only upon satisfaction of various conditions set forth in the LLC Agreement, and even if permitted to do so, he, she or it may not find a suitable and qualified buyer. Additionally, the LLC Agreement may at some point be amended or amended and restated and/or other documents executed among the members of the Company. The contents of any such amendment and other documents are not known at this time. Additionally, the value of investors’ Class B Units is dependent upon the Company’s holdings in DASH Medical Gloves.

6. Key Person Risk. The Company will initially rely upon DASH Medical Gloves’ existing Chief Executive Officer, Robert Sullivan, to continue to oversee the day-to-day operations of its business while the Company’s Board evaluates a new CEO hire. If Mr. Sullivan were to leave the Company, he would be difficult to replace, which could impact the success of the management team.

7. Exit Strategy. No definitive exit or liquidity strategy for the Company has been determined as of the date of the Subscription Agreement. The Company may evaluate a variety of liquidity or exit strategies. Such strategies could include, among others, a sale of the business of DASH Medical Gloves. Whether such events occur in the future is inherently uncertain, including the timing of any such event, and will be dependent upon a variety of factors including, among others, the profitability and revenues of DASH Medical Gloves, and whether other companies are interested in acquiring DASH Medical Gloves. Even if DASH Medical Gloves enjoys successful financial results in the future, for any number of reasons it may not be an attractive target for a merger or business combination partner that could provide the members of the Company with an exit event for their illiquid investment. As such, investors should view a purchase of Class B Units as a long-term investment without any assurances of liquidity.

8. Risk of Dilution. The Company may offer and sell additional Class B Units in future offerings or in privately negotiated transactions. As a result, to the extent that the Company sells additional Class B Units in the future, the ownership interest in the Company of all holders may be diluted.

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9. Registration Under the Securities Act. The Class B Units are being offered without registration under the Securities Act in reliance upon exemptions from registration available thereunder. Thus, no federal or state agency has approved or recommended the Class B Units, passed upon the fairness of the terms of the Subscription Agreement, the LLC Agreement, the merits of an investment in the Class B Units, the realization of any economic return or any tax benefits from such an investment, or the accuracy or adequacy of this disclosure document. Each investor is required to purchase the Class B Units for his, her or its own account, for investment, and without a view toward distribution thereof within the meaning of the Securities Act.

10. Income Tax Risks Relating to the Class B Units. There are certain tax liabilities associated with the purchase and holding of the Class B Units. EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR CONCERNING THE EFFECTS OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN THE CLASS B UNITS AND ON HIS, HER, OR ITS INDIVIDUAL TAX SITUATION. NO ATTEMPT IS MADE HEREIN TO DISCUSS OR EVALUATE THE TAX CONSEQUENCES UNDER ANY FEDERAL LAW OR STATE TAX LAW AS TO ANY TYPE OF PROSPECTIVE INVESTOR.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS DISCLOSURE DOCUMENT, POTENTIAL INVESTORS SHOULD KEEP IN MIND OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT IN DETERMINING WHETHER TO PARTICIPATE IN THE TRANSACTION.

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